CONFORMED COPY




                             AIRPORT USE AGREEMENT

                                     among

                               City of Kinston,

                               County of Lenoir,

                        Lenoir County/City of Kinston,

                              Airport Commission,


                  North Carolina Global TransPark Authority,

                           Mountain Air Cargo, Inc.,

                                      and

                        Mountain Aircraft Services, LLC


                         Dated as of November 16, 1995

                              TABLE OF CONTENTS



                                   ARTICLE I
                     DEFINITIONS AND INTERPRETIVE MATTERS

Section 1.1.Definitions.................................................... 3
Section 1.2.Interpretation and Construction................................ 3

                                  ARTICLE II
                                REPRESENTATIONS

Section 2.1.Representations and Covenants by Kinston and Lenoir
            County ........................................................ 5
Section 2.2.Representations and Covenants by the Authority................. 6
Section 2.3.Representations and Covenants by the Companies................. 7

                                  ARTICLE III
                USE OF THE AIRPORT AND ACCESS TO THE FACILITIES

Section 3.1.Use of Airport Facilities; Air Operations Generally............ 9
Section 3.2.Use of Ramp and Apron Area..................................... 9
Section 3.3.Disabled Aircraft; Dangerous Conditions....................... 10
Section 3.4.Access to the Facilities...................................... 10
Section 3.5.Modification of Access Route.................................. 10

                                  ARTICLE IV
              LANDING FEES AND OTHER CHARGES UNDER THIS AGREEMENT

Section 4.1.Aircraft Operated by the Companies............................ 12
Section 4.2.Payment of Landing Fees....................................... 12
Section 4.3.Availability of Records....................................... 12

                                   ARTICLE V
                  ACQUISITION, CONSTRUCTION AND EQUIPPING OF
                   FUEL FACILITIES; FUEL THROUGHPUT CHARGES

Section 5.1.Fuel Facilities............................................... 14
Section 5.2.Fuel Tank Charges............................................. 14
Section 5.3.Restriction on Fuel Stored in Fuel Tank....................... 14




                                  ARTICLE VI
             USE AND MAINTENANCE OF THE AIRPORT AND THE FACILITIES

Section 6.1.Maintenance of Airfield; Snow Removal; Damage by
            Companies..................................................... 15
Section 6.2.Compliance with Airport Regulations........................... 15
Section 6.3.Compliance with Other Governmental Regulations................ 16
Section 6.4.No Obstruction to Air Navigation.............................. 16
Section 6.5.Utilities..................................................... 16
Section 6.6.Trash, Garbage, and Other Refuse.............................. 16
Section 6.7.Signs......................................................... 16
Section 6.8.Security...................................................... 17
Section 6.9.Manuals, Violations, and Fines................................ 17

                                  ARTICLE VII
                               SPECIAL COVENANTS

Section 7.1.Assignments by Companies...................................... 18
Section 7.2.United States Department of Transportation, Federal Aviation
            Administration Provisions..................................... 18

                                 ARTICLE VIII
                         INSURANCE AND INDEMNIFICATION

Section 8.1.Indemnification............................................... 20
Section 8.2.Insurance..................................................... 20

                                  ARTICLE IX
                        EVENTS OF DEFAULT AND REMEDIES

Section 9.1.Events of Default Defined..................................... 21
Section 9.2.Force Majeure................................................. 21
Section 9.3.Remedies on Default........................................... 22
Section 9.4.No Remedy Exclusive........................................... 22
Section 9.5.No Additional Waiver Implied by One Waiver; Consents to
            Waivers....................................................... 22

                                   ARTICLE X
                   TERM OF AGREEMENT; AUTHORITY AS SUCCESSOR
                              TO AIRPORT SPONSORS

Section 10.1.Term of This Agreement....................................... 23
Section 10.2.Exercise of Option by Authority.............................. 23

                                  ARTICLE XI
                               OTHER PROVISIONS

Section 11.1.Development of the Airport................................... 24
Section 11.2.Quiet Enjoyment.............................................. 24
Section 11.3.Relationship of the Parties.................................. 24

                                  ARTICLE XII
                                 MISCELLANEOUS

Section 12.1.Notices...................................................... 25
Section 12.2.No Personal Liability........................................ 27
Section 12.3.No Limitation on Previous Agreements......................... 27
Section 12.4.Binding Effect............................................... 27
Section 12.5.Assignment................................................... 27
Section 12.6.Third Parties................................................ 27
Section 12.7.Attachments.................................................. 27
Section 12.8.Numbers; Gender; Captions; Capitalized Terms; Certain
             Definitions.................................................. 27
Section 12.9.Further Assurances........................................... 28
Section 12.10.Dispute Resolution; Mediation............................... 28
Section 12.11.Governing Law; Venue........................................ 29
Section 12.12.Integration................................................. 29
Section 12.13.Amendments, Changes and Modifications....................... 29
Section 12.14.Severability................................................ 29
Section 12.15.Partial Invalidity.......................................... 29
Section 12.16.Multiple Counterparts....................................... 30
Section 12.17.Agreements with United States............................... 30


EXHIBIT A     -Survey Map Showing the Premises
EXHIBIT A-1   -Description of Parcel B
EXHIBIT A-2   -Description of Parcel F
EXHIBIT B     -Minimum Standards for Airport Aeronautical Activities
EXHIBIT C     -Airport Joint Use Agreement
EXHIBIT D     -Airport Usage Fee Schedule
EXHIBIT E     -Kinston Regional Jetport - Rules & Regulations, June 21, 1994
EXHIBIT F     -Avigation Easement
EXHIBIT G     -Federal Airport Assurances - Airport Sponsors
EXHIBIT H     -Reverter to Grantor
EXHIBIT I     -Nondiscrimination in Airport - Employment Opportunities
EXHIBIT J     -Disadvantaged Business Enterprises - Required Statements

AIRPORT USE AGREEMENT dated as of November 16, 1995, (this "Agreement"), by and among City of Kinston (hereinafter referred to as "Kinston") and the County of Lenoir (hereinafter referred to as "Lenoir County"), North Carolina, the Lenoir County/City of Kinston Airport Commission (hereinafter referred to as the "Commission"), the North Carolina Global TransPark Authority (hereinafter referred to as the "Authority"), a body politic and corporate of the State of North Carolina (hereinafter referred to as the "State"), Mountain Air Cargo, Inc., a North Carolina corporation (hereinafter referred to as "MAC") and Mountain Aircraft Services, LLC, a North Carolina limited liability company (hereinafter referred to as "MAS").


                                   RECITALS

WHEREAS, the Authority was created by the General Assembly of the State for the purpose of developing an unique business complex, to be called the North Carolina Global TransPark (the "Global TransPark"); and

WHEREAS, the Authority has identified the Kinston Regional Jetport (the "Airport") located in Lenoir County, North Carolina, as the preferred location for the Global TransPark; and

WHEREAS, the Authority has entered into an Option Agreement and Offer to Transfer dated October 13, 1992 (the "Option Agreement"), by and among Kinston, Lenoir County, the Commission, and the Authority, whereby the Authority is granted an option to acquire the Airport upon the terms and conditions set forth in the Option Agreement at any time prior to October 13, 1997; and

WHEREAS, the Authority has concluded an agreement by and among Kinston, Lenoir County, and the Authority, whereby the Authority has acquired a certain tract of real property at the Airport (the "Authority's Airport Property"); and

WHEREAS, it is in the best interests of Kinston, Lenoir County, the Commission, and the Authority to encourage and assist in the development of activities relating to air transportation at the Airport in the furtherance of the development of the Global TransPark; and

WHEREAS, the Authority has leased to Global TransPark Foundation, Inc., a North Carolina nonprofit corporation (the "Foundation") approximately eight and two tenths (8.2) acres (the "Foundation's Leasehold") of the Authority's Airport Property as shown on Exhibit A attached to, and in accordance with the terms and conditions of, a certain Long-Term Premises Lease dated as of August 29, 1995 (the "Long Term Lease"), between the Authority and the Foundation; and

WHEREAS, Air Transportation Holding Company, Inc. (hereinafter referred to as "AirT"), a Delaware corporation, is the parent company and sole shareholder of MAC and a member of MAS; and

WHEREAS, MAC is an airline company authorized to provide air freight service at the Airport and to operate on and from the Airport in the business of transporting property, cargo and mail, or one or more thereof, to and from the Airport by aircraft and MAS is a company authorized to operate on and from the Airport an aircraft maintenance and other aviation-related businesses; and

WHEREAS, the Companies (as hereinafter defined) desire to occupy and use a new aircraft hangar (the "Hangar") to be constructed by the Foundation on a portion of the Authority's Airport Property (the "Premises") as shown on Exhibit A hereto, consisting of the parcel identified by the letter "B" and described on Exhibit A-1 hereto and certain facilities within the Hangar, including an aircraft maintenance facility, an air freight facility, air operations facilities, and office space (collectively, the "Facilities"), and MAC desires to lease the Facilities and the Premises upon which the Facilities are to be located (collectively, the "Leased Property") from the Foundation in accordance with the terms and conditions contained in that certain Premises and Facilities Lease to be dated as of November 16, 1995 (the "Sub-Lease"), between the Foundation and MAC; and

WHEREAS, Kinston, Lenoir County, the Authority, and the Companies have made certain representations and warranties one to another, and have reached certain agreements pursuant to which certain of the parties shall have certain obligations and others of the parties shall have certain rights with respect to certain designated facilities at the Airport, all subject to certain conditions; and

WHEREAS, the parties hereto desire to set forth in this Agreement the terms and conditions upon which the Airport Sponsor (as hereinafter defined) grants to the Companies certain rights to use the Airport during the term of this Agreement; and

NOW, THEREFORE, in consideration of the respective representations and covenants contained herein, the parties hereto do hereby agree as follows:

                                  ARTICLE I
                     DEFINITIONS AND INTERPRETIVE MATTERS


Section 1.1.Definitions. All terms used herein which are defined in the Long-Term Lease or the Sub-Lease, but not herein, shall have the meanings assigned to them in such documents, respectively, unless the context otherwise requires.

Section 1.2.Interpretation and Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

   (a)All references in this Agreement designated "Articles," "Sections," "subsections," "paragraphs," "clauses" and other subdivisions are to the designated Articles, Sections, subsections, paragraphs, clauses and other subdivisions of this Agreement. The words "herein," "hereof," "hereto," "hereby," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

   (b)Every "request," "order," "demand," "application," "appointment," "notice," "statement," "certificate," "consent" or similar action hereunder by any party shall be in writing and signed on behalf of such party by the Mayor, the Chairman, the President, the Executive Director, or a Vice President, as the case may be, or on behalf of such party by its Authorized Representative who shall be such person so designate, from time to time, by such party to the other parties hereto pursuant to notice given hereunder.

   (c)In the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding."

   (d)As used in this Agreement, the phrase "to the knowledge" shall mean, with respect to either party hereto, that the party, after reasonable inquiry, has no actual knowledge to the contrary.

   (e)The term "aircraft" shall refer to any aircraft which lands or takes off at the Airport in connection with the business of the Companies conducted at the Airport.

   (f)The term "airfield" shall mean that portion of the Airport which comprises the landing field, including the runways, taxiways, clear zones, instrument landing areas, and terminal ramps and aprons for loading and unloading and parking of aircraft, and all other areas and services incident to providing safe, efficient, and adequate aircraft operations at the Airport.

   (g)The term "FAA" shall mean the Federal Aviation Administration, or any successor agency in function.

   (h)The term "landing weight" shall mean the certified maximum allowable gross landing weight, expressed in pounds, as certified by the FAA. In any case where the FAA shall not have certified a maximum allowable gross landing weight for any type of aircraft, the term "landing weight" shall mean the actual, maximum allowed landing weight of the aircraft as stated by its manufacturer.

   (i)The term "revenue producing flight" shall mean all flights operated by the Companies into or from the Airport except courtesy, test, training, inspection, and maintenance flights, and flights returning to the Airport without having landed at another airport.

   (j)The term "exclusive space" shall mean that portion of the Airport with respect to which the Companies have exclusive use and control to provide aviation related services.

   (k)The term "non-exclusive space" shall mean that portion of the Airport with respect to which the Companies have been granted a right to use under joint arrangements with another air carrier or another tenant of the Airport and/or have been granted a right of common use shared by the Companies and other tenants of the Airport.

   (l)The term "Airport Sponsor" shall mean (i) prior to the date of closing of the transactions contemplated by the Option Agreement, only Kinston, Lenoir County, and the Commission, as the context may require, and/or as its or their interests may appear; except, however, with respect to the receipt of payments, when such term shall mean only the Commission; and except, further, with respect to Article VIII hereof, where such term shall include the Authority among those indemnified; and (ii) on and after the date of closing of the transactions contemplated by the Option Agreement, only the Authority; except, further, with respect to indemnification under Article VIII hereof, such terms shall include Kinston, Lenoir County, and the Commission, as the content may require, and/or as its or their interests may appear, in respect of circumstances, conditions, events, or actions having existed or occurred prior to the date of closing of the transactions contemplated by the Option Agreement.

   (m)The term the "Companies" shall mean collectively, and jointly and severally unless the context otherwise requires, MAC or MAS, and any other corporation, company, or other legal entity owned or controlled by either of them or by AirT, either existing on the date of commencement of flight operations by the Companies at the Airport or thereafter organized or acquired by either one of them or by AirT, and engaged in flight operations at the Airport; provided, however, that the term the "Companies" shall not include any corporation, company, or other legal entity with respect to which any one of AirT, MAC, MAS, or the shareholders collectively of AirT, own less than ninety-five percent (95%) of the equity interest in such new corporation, company, or other legal entity.
  ARTICLE II
                                REPRESENTATIONS


Section 2.1.Representations and Covenants by Kinston and Lenoir County. Kinston and Lenoir County, severally, hereby represent and covenant that:

   (a)Each is a body politic and corporate, duly organized and existing under the laws of the State.

   (b)Each is duly authorized and empowered to enter into the transactions contemplated by this Agreement and to carry out its respective obligations hereunder.

   (c)Each, as tenants in common, own the Airport in fee simple, without encumbrances other than the obligations undertaken between them as the Airport Sponsor and the FAA.

   (d)Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, materially conflict with or will result in a material breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which either of them is now a party or by which either of them is bound, or constitute a default under any of the foregoing.

   (e)When executed by the respective authorized officers of each of them and the other parties hereto, respectively, this Agreement will constitute the valid, binding and enforceable obligation of each of them, respectively, enforceable against each of them, respectively, in accordance with its terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions.

   (f)To the knowledge of either of them, no person holding office of either of them or the Commission, either by election or appointment, has any interest, either directly or indirectly, in any contract being entered into or with respect to any work to be carried out in connection with the construction and equipping of the Facilities.

   (g)To the knowledge of either of them, with respect to the Airport, each of them and the Commission are in full compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America, the State, and Lenoir County and any other lawful authority having jurisdiction over or affecting the Airport, and neither of them nor the Commission is aware of any potential claim or liability under any such environmental laws, rules, requirements, orders, directives, ordinances and regulations or of any events, conditions, circumstances, activities, practices, actions or plans which may give rise to any such claim or liability.

Section 2.2.Representations and Covenants by the Authority. The Authority hereby represents and covenants that:

   (a)The Authority is a body politic and corporate, duly organized and existing under the laws of the State.

   (b)The Authority is duly authorized and empowered to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

   (c)The Authority owns the Authority's Airport Property in fee simple, subject only to (i) a reversionary interest of Kinston and Lenoir County reserved in a certain North Carolina deed with reverter to grantor dated June 29, 1995, by Kinston and Lenoir County as Grantor and the Authority as Grantee, and recorded in Book 1031, at Page 96, in the office of the Register of Deeds of Lenoir County, North Carolina, (ii) a certain North Carolina Deed of Trust dated June 29, 1995, by and between the Authority as Grantor, Southern National/Branch Banking and Trust Companies, as Trustee, and the Treasurer of the State of North Carolina, as Beneficiary, and recorded in Book 1031, at Page 118, in the office of the Register of Deeds of Lenoir County, North Carolina, and (iii) the matters referred to in Section 7.2 hereof.

   (d)Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, materially conflict with or will result in a material breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Authority is now a party or by which it is bound, or constitute a default under any of the foregoing.

   (e)When executed by the authorized officers of the Authority and the other parties hereto, respectively, this Agreement will constitute the valid, binding and enforceable obligation of the Authority enforceable against the Authority in accordance with its terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions.

   (f)To the knowledge of the Authority, no person holding office of the Authority, either by election or appointment, has any interest, either directly or indirectly, in any contract being entered into or with respect to any work to be carried out in connection with the construction and equipping of the Facilities.

   (g)To the knowledge of the Authority, with respect to the Authority's Airport Property, the Authority is in full compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America, the State and Lenoir County and any other lawful authority having jurisdiction over or affecting such property, and the Authority is not aware of any potential claim or liability under any such environmental laws, rules, requirements, orders, directives, ordinances and regulations or of any events, conditions, circumstances, activities, practices, actions or plans which may give rise to any such claim or liability.

Section 2.3.Representations and Covenants by the Companies. MAC and MAS, jointly and severally, hereby represents and covenants that:

   (a)MAC is a corporation duly incorporated and in good standing in the State and is not in violation of any provision of its Articles of Incorporation or its by-laws; MAS is a limited liability company duly organized and in good standing in the State and is not in violation of any provision of its Articles of Organization or its Operating Agreement; and each of the Companies has full legal power to own its properties and conduct its business, has full legal right, power and authority to enter into this Agreement, and to consummate all transactions contemplated by this Agreement and by proper legal action has duly authorized the execution and delivery of this Agreement.

   (b)Neither the execution and delivery by the Companies, respectively, of this Agreement, nor the consummation by the Companies, respectively, of the transactions contemplated hereby, nor the fulfillment of or compliance by the Companies, respectively, with the terms and conditions of this Agreement, materially conflict with or will result in a breach of or default under or will result in the imposition of any lien on any property of the Companies, respectively, pursuant to the Articles of Incorporation or by-laws of MAC, or pursuant to the Articles of Organization or Operating Agreement of MAS, respectively, or the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which either of the Companies is a party or by which either of the Companies is bound.

   (c)When executed and delivered by the respective authorized officers of the Companies and the other parties hereto, respectively, this Agreement will constitute the legal, valid and binding obligation of the Companies, respectively, enforceable against the Companies, respectively, in accordance with its terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, (ii) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions.

   (d)There are no pending or threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Companies, respectively, or the ability of the Companies, individually or collectively, to perform its or their respective obligations under this Agreement.
   (e)To the knowledge of the Companies, respectively, no person holding office of the Companies, respectively, either by election or appointment, has any interest, either directly or indirectly, in any contract being entered into or with respect to any work to be carried out in connection with the construction and equipping of the Facilities.

   (f)Each of the Companies, respectively, is the owner of, or fully authorized to use, any and all services, processes, machines, articles, marks, color schemes, names, or slogans to be used by it in its operations under, or in any way connected with, this Agreement.
ARTICLE III
                USE OF THE AIRPORT AND ACCESS TO THE FACILITIES


Section 3.1.Use of Airport Facilities; Air Operations Generally.

   (a)The Airport Sponsor hereby grants to the Companies a non-exclusive right to use the airfield and other areas of the Airport on the terms and conditions set forth in this Agreement in connection with their conduct of an air cargo, an aircraft maintenance, and other aviation-related businesses.

   (b)The Companies shall have the following non-exclusive rights and privileges in connection with its use of the Airport:

     (i)The non-exclusive right and license to use, and to permit their employees, patrons, suppliers, furnishers of services, and invitees to use, in common with other users, in accordance with the non-discriminatory rules and regulations heretofore or hereafter adopted for governing activities at or upon the Airport (including, without limitation, the payment of rates, fees, and other charges established by the Airport Sponsor).

     (ii)The non-exclusive right and privilege to engage in commercial aviation activities in accordance with the "Minimum Standards for Airport Aeronautical Activities," adopted by the Commission on November 4, 1991, and attached hereto, for informational purposes only, as Exhibit B.

   (c)The Companies understand and agree that no right or privilege granted hereunder shall cause or prevent any person, firm, or corporation from operating aircraft on the Airport or from performing any service on its own aircraft with its own regular employees, including, but not limited to, maintenance and repairs that it may choose to perform.

   (d)The Companies understand and agree that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right or privilege as described in 49 U.S.C. 40103(e), being a portion of the Federal Aviation Act of 1958, as amended.

Section 3.2.Use of Ramp and Apron Area.

   (a)The Airport Sponsor grants to the Companies a non-exclusive right and license to use the ramp and apron area adjacent to, or in the immediate vicinity of, the Hangar as shown on Exhibit A, identified by the letter "F," and described in Exhibit A-2 hereto for loading, unloading, and parking of aircraft operated by the Companies.

   (b)The parties hereto recognize that such ramp and apron area adjacent to, or in the immediate vicinity of, the Hangar is subject to use by military aircraft of the United States of America; and that such use is governed by that certain agreement entitled "Airport Joint Use Agreement Between Lenoir County/City of Kinston Airport Commission, County of Lenoir, City of Kinston, North Carolina Global TransPark Authority, and the Air Force Reserve," made and entered into on June 20, 1995, and attached hereto, for informational purposes only, as Exhibit C hereto.

Section 3.3.Disabled Aircraft; Dangerous Conditions.

   (a)The Companies shall provide sufficient equipment and properly trained personnel to remove any disabled aircraft operated by the Companies from the airfield. If such aircraft were disabled under circumstances requiring an investigation, such removal shall be performed in an expeditious manner and shall be commenced immediately upon release by the National Transportation Safety Board, or its successor agency in function, or the FAA, as the circumstances may require; and, if no such investigation is required, as soon as is reasonable under the circumstances. Such removal shall be diligently pursued and shall be completed within a reasonable time.

   (b)The Companies shall report to the Manager of the Airport any hazardous or dangerous conditions upon or at any part of the Leased Property or upon any other part of the Airport being used by the Companies, immediately upon the discovery of such condition by the Companies.

Section 3.4.Access to the Facilities. Subject to any rules and regulations heretofore or hereafter adopted and promulgated by the Airport Sponsor regarding the Airport, including, without limitation, any nondiscriminatory rules and regulations governing entrance to and use of the Airport, the Airport Sponsor shall provide the Companies, subject to the provisions of
Section 3.5 hereof, the non-exclusive use of roadways, driveways, walkways, or other rights-of-way for the purposes of ingress, egress, regress, access, the installation and maintenance of utilities, and further subdivision, from the Premises over or through any other property owned or controlled by the Airport Sponsor for the Companies' employees, agents, guests, patrons, and invitees, its or their suppliers of materials and furnishers of service, and its or their equipment, vehicles, machinery and other property; and no fee, charge or toll shall be charged directly or indirectly for access rights. The foregoing shall not preclude the Airport Sponsor or its concessionaires or licensees from making and collecting a charge for the use of public motor vehicle parking areas, sightseeing facilities or ground transportation to or from the Airport furnished by the Airport Sponsor or its concessionaires or licensees.

Section 3.5.Modification of Access Route. The Airport Sponsor may, at any time, temporarily or permanently, close, modify, alter, change the location of, consent to, or request the closing of, any roadway, driveway, walkway, or other right-of-way for such ingress, egress, regress, and access over or through any property owned or controlled by the Airport Sponsor, and any other area at the Airport or in its environs presently or hereafter used as such, so long as a means of ingress, egress, regress, and access reasonably equivalent to that formerly provided is substituted therefor and is concurrently made available therefor. The Companies hereby release and discharge the Airport Sponsor of and from any and all claims, demands or causes of action which the Companies now, or at any time hereafter, may have against the Airport Sponsor arising or alleged to have arisen out of the closing of any roadway, driveway, walkway, or other right-of-way for such ingress, egress, regress and access or other area at the Airport or in its environs used as such, so long as the Airport Sponsor makes available a means of ingress, egress, regress, and access reasonably equivalent to that existing prior to each such modification, if any.
                          ARTICLE IV
              LANDING FEES AND OTHER CHARGES UNDER THIS AGREEMENT


Section 4.1.Aircraft Operated by the Companies. All flights of aircraft operated by the Companies, except for any revenue producing flights operated by the Companies to the Airport, shall be exempt from landing fees at the Airport.

Section 4.2.Payment of Landing Fees.

   (a)The Companies shall pay to the Airport Sponsor for each calendar month a landing fee in respect of all aircraft operated by the Companies, except those exempt from landing fees pursuant to Section 4.1 hereof, computed at the rate of Thirty-Eight Cents ($.38) per thousand (1,000) pounds of aggregate gross landing weight of all such aircraft or a minimum fee of Eight Dollars ($8.00) per landing ("Landing Fees"), whichever shall be greater, all as determined in the manner set forth in this Section 4.2; provided, however, that Landing Fees shall not be increased during the initial two (2) year period following commencement of flight operations by the Companies at the Airport; and, provided, further, that, thereafter, Landing Fees shall be adjusted only in accordance with procedures established by the Airport Sponsor.

   (b)For purposes of this Section 4.2, the aggregate landing weight of all aircraft landings for any calendar month shall be the sum of the products obtained by multiplying the actual certified weight of each type of such aircraft by the number of landings at the Airport during such calendar month. Not later than the tenth (10th) day of each calendar month during the term of this Agreement, the Companies shall certify in writing to the Airport Sponsor the number of actual landings made at the Airport and the type of aircraft making such landings, and shall furnish to the Airport Sponsor a schedule setting forth the landing weight of each type of aircraft operated by the Companies and approved by the FAA.

   (c)The aggregate Landing Fees for each calendar month shall be paid to the Airport Sponsor by the Companies no later than thirty (30) days after the Airport Sponsor shall have submitted to the Companies a statement of the aggregate Landing Fees due for such calendar month. The Companies shall use their best efforts to assist the Airport Sponsor in the collection of landing fees in respect of aircraft operated by parties other than the Companies and involved in maintenance or other work to be performed by the Companies.

Section 4.3.Availability of Records. The Companies shall make their records available to the Airport Sponsor or to its duly designated agents during regular business hours and upon reasonable notice, for the purpose of permitting the Airport Sponsor to verify the accuracy of all information necessary to determine the computation of the appropriate aggregate Landing Fees to be charged pursuant to this Article IV.

Except as specifically set forth in this Article IV, nothing contained in this
Article IV, or elsewhere in this Agreement, shall be deemed to relieve, the Companies or any other person or entity from other field-use charges ("Field-Use Charges") as established by the Airport Sponsor in the "Airport Usage Fee Schedule," as the same is now in effect, or as it may be modified or amended, from time to time; provided, however, that Field-Use Charges shall be adjusted only in accordance with procedures established by the Airport Sponsor. The current Field-Use Charges adopted and promulgated by the Airport Sponsor are entitled "Lenoir County/City of Kinston Airport Commission, Airport Usage Fee Schedule, dated October 20, 1993," and attached hereto, for informational purposes only, as Exhibit D hereto.

                                  ARTICLE V
                  ACQUISITION, CONSTRUCTION AND EQUIPPING OF
                   FUEL FACILITIES; FUEL THROUGHPUT CHARGES


Section 5.1.Fuel Facilities. The Airport Sponsor shall rehabilitate and provide to the Companies for their exclusive use, during the term of this Agreement or any extension thereof, an aviation fuel storage tank having a capacity of not less than Twenty Thousand (20,000) gallons of aviation fuel, together with such valves, pumps, and other appurtenant equipment necessary, convenient, or customary thereto for the storage and loading of aviation fuel into fuel trucks owned by the Companies.

Section 5.2.Fuel Tank Charges. As fuel tank storage charges and rental payments ("Fuel Storage Charges") for the exclusive use of the aviation fuel storage tank capacity referred to in Section 5.1 hereof, the Companies shall pay to the Airport Sponsor the sum of Three Cents ($.03) per gallon for all aviation fuel purchased by the Companies for use at the Airport and stored in the storage tank referred to in Section 5.1 hereof; provided, however, that Fuel Storage Charges shall not be increased during the initial five (5) year period following commencement of flight operations by the Companies at the Airport; and, provided, further, that, thereafter, Fuel Storage Charges shall be adjusted only in accordance with procedures established by the Airport Sponsor. The aggregate sum of such rentals shall be paid monthly by the Companies to the Airport Sponsor on or before the tenth (10th) day of the month next succeeding the month during which such fuel was purchased and stored in such storage tank.

Section 5.3.Restriction on Fuel Stored in Fuel Tank. The Companies shall use the aviation fuel purchased and stored in the fuel storage tank referred to in
Section 5.1 hereof only for refueling of (a) aircraft operated by the Companies or (b) aircraft operated by customers of the Companies and when such refueling is incidental to major inspections of, or other maintenance on, such aircraft being performed by the Companies at the Airport.
ARTICLE VI
             USE AND MAINTENANCE OF THE AIRPORT AND THE FACILITIES


Section 6.1.Maintenance of Airfield; Snow Removal; Damage by Companies.

   (a)The Airport Sponsor shall maintain the airfield in good condition during the term of this Agreement, in accordance with the requirements of the FAA applicable to the operations of the type of aircraft operated by the Companies. In the event that the airfield is damaged, the Airport Sponsor shall repair the airfield with reasonable diligence and at its own cost and expense.

   (b)The Airport Sponsor shall be responsible for any and all snow removal necessary from the airfield, including, without limitation, the ramp and apron area shown on Exhibit A and described on Exhibit A-2 hereto; subject, however, to the condition that the Companies shall cooperate fully and in an expeditious manner with the movement of aircraft owned or controlled by the Companies within such areas to permit efficient and timely snow removal operations.

   (c)The Companies shall be liable to the Airport Sponsor for any damage to the airfield including, without limitation, the ramp and apron area shown on Exhibit A hereto and described on Exhibit A-2 hereto (excluding, however, ordinary wear and tear from normal usage) caused by the Companies, their shareholders, directors, officers, employees, agents, or by any aircraft or vehicle owned by or under the control of the Companies. Any and all repairs which may be necessary under provisions of this Section 6.1(c) shall be made by the Airport Sponsor, but shall be at the cost and expense of the Companies.

Section 6.2.Compliance with Airport Regulations. The Companies shall comply with, and shall cause their directors, officers, employees, and any other persons over whom they have control, to comply with, such reasonable rules and regulations governing the use of the Leased Property and any other portion of the Airport as from time to time may be adopted and promulgated by the Airport Sponsor for the management, operation and control of the Airport and pertaining to the operation of automobile and vehicular traffic and parking facilities thereon, and with such reasonable amendments, revisions, additions and extensions thereof as from time to time may be adopted and promulgated; provided, however, that such rules and regulations shall not be inconsistent with the specific rights granted to the Companies herein and to the extent that such rules and regulations do not conflict with rules and procedures prescribed by the FAA for landing and takeoffs at the Airport of aircraft operated by the Companies; and provided, further, that nothing herein shall be deemed to restrict the police power of the Airport Sponsor.

The current rules and regulations adopted and promulgated by the Airport Sponsor are entitled "Kinston Regional Jetport Rules & Regulations, dated June 21, 1994" and attached hereto, for informational purposes only, as Exhibit E hereto.

Section 6.3.Compliance with Other Governmental Regulations. The Companies shall, at all times in the operation and use, maintenance and repair, or otherwise in connection with their occupancy of the Leased Property, faithfully obey and comply with all existing and future laws, rules and regulations adopted by Federal, State, local, or other governmental bodies, including, without limitation, the FAA, and the Airport Sponsor and applicable to or affecting the Companies and their operations and activities on and at the Airport, including, without limitation, on, in, or upon the Leased Property; provided, however, that the Companies, without being considered to be in breach of this Agreement, may contest any such laws, rules and regulations so long as such contest is diligently commenced and prosecuted.

Section 6.4.No Obstruction to Air Navigation. The Companies agree that no obstruction to air navigation, as such is determined by application from time to time of the criteria of the FAA will be permitted on the Premises, and any such obstruction placed on the Premises by the Companies shall be removed by them at their own cost and expense.

Section 6.5.Utilities. The Companies understand and agree that, except as otherwise provided in this Section 6.5, all utility services required by them for use on the Premises or in or upon the Facilities must be obtained and secured by the Companies at their sole expense. Any relocation of utility lines and mains shall be at the sole cost and expense of the Companies. Any power lines, cables, pipes, and the like constructed or installed by or for the Companies shall at all times conform to the height and route limitations imposed from time to time by the Airport Sponsor and the FAA.

Any relocation of utility lines and mains permitted under this Section 6.5 shall be subject to the condition that the Companies, at their sole expense, make suitable arrangements for relocation of any affected Federal or Airport utility lines, cables, or other utilities or equipment. In no case, shall the Companies pave roads or ramps over utility lines, cables, or other utilities or equipment without the prior written approval of the Airport Sponsor.

Section 6.6.Trash, Garbage, and Other Refuse. The Companies shall provide, or cause to be provided, adequate sanitary handling and disposal off property of the Airport for all trash, garbage, and other refuse caused from or by the operations of the Companies on the Leased Property or elsewhere on the Airport. The Companies shall provide and use, at their sole expense, suitable covered metal receptacles for all such garbage, trash, and other refuse. The Companies shall not pile or otherwise permit boxes, cartons, barrels, damaged aircraft, aircraft parts, or other similar items on the Premises outside of the Facilities. The Companies shall dispose of any lavatory waste from any aircraft or other source in full compliance with all existing public health rules and regulations. The Companies shall dispose of drain oil and dump fuel in a manner prescribed and approved by all Federal or State environmental agencies.

Section 6.7.Signs. The Companies agree that any signs identifying the Companies on the Leased Property will conform to reasonable standards established by the Airport Sponsor with respect to type, size, design, and location.

Section 6.8.Security. The Companies shall take reasonable security precautions to maintain the Leased Property in a manner as to keep it secure from unauthorized intrusion and shall with respect to any area of the Leased Property opening to an air operations area of the Airport provide for an adequate security system designed to prevent unauthorized persons or vehicles from entering such air operations area. An "air operations area" is defined to mean any area of the Airport used or intended to be used for landing, takeoff or surface maneuvering of aircraft. An "adequate security system" is further defined as providing for security at a standard no less than required and set out in Part 107 of the Federal Aviation Regulations of the FAA, as the same may be modified or amended, from time to time, or superseded.

Section 6.9.Manuals, Violations, and Fines. The Companies shall maintain a copy of, and comply with, the "Airport Certification Manual" and the "Airport Security Program" as these documents now exist and as the same may be modified or amended, from time to time, or superseded, pursuant to rules and regulations of the FAA. The Companies shall be liable for any fines imposed upon the Airport for failure of the Companies to adhere to the provisions contained in such documents or any other applicable Federal or State regulations.

At any time during the term of this Agreement, when requested in writing, the Companies shall submit to the Airport Sponsor the security plans that are being used or are to be used by the Companies on, in, or upon all or any part of the Leased Property or elsewhere on the Airport.
ARTICLE VII
                               SPECIAL COVENANTS


Section 7.1.Assignments by Companies. The Companies shall not assign or otherwise transfer their interest in this Agreement, in whole or in part, or any right or interests granted to them by this Agreement, without the prior written consent (which consent shall not be delayed or withheld unreasonably) of the Airport Sponsor.

Section 7.2.United States Department of Transportation, Federal Aviation Administration Provisions.

   (a)This Agreement in its entirety is subject and subordinate to the terms, reservations, restrictions, and conditions of any existing or future agreements between the Airport Sponsor and the United States of America, the execution of which has been or may be required as a condition precedent to the transfer of Federal rights or property to the Airport Sponsor for airport purposes, and the expenditure of Federal funds for the extension, expansion or development of the Airport or the construction or development of the Global TransPark.

   (b)Without in any way derogating from the generality of the foregoing subsection (a) of this Section 7.2, the Companies:

     (i)acknowledge that the Premises are subject to an Avigation Easement, reserved by the Airport Sponsor as set forth on Exhibit F hereto;

     (ii)shall make no use of the Premises, including any construction, building, activity, or other endeavor that would interfere with the use of the Airport for public aviation purposes; the Companies, and any assignee of the Companies, shall comply with 14 CFR Part 77, such that no proposed or actual use of the Premises would contravene the safety and efficiency restrictions established by said Regulations;

     (iii)shall take no action that, directly or indirectly, would make it impossible for the Airport Sponsor, or its successors in interest, to comply with the Regulations issued by, and other requirements of, and to carry out its agreements with, the Federal Aviation Administration, including, but not limited to, the Assurances found in 14 CFR Part 152, Appendix D, set forth on Exhibit G hereto;

     (iv)acknowledges that the Authority's airport property is subject to the reverter retained by Airport Sponsors in that certain North Carolina Deed with Reverter to Grantor made the 29th day of June, 1995, by and between the Airport Sponsors, as Grantor, and the Authority, as Grantee, being recorded in Book 1031, at Page 96, in the office of the Register of Deeds of Lenoir County, North Carolina, and set forth on Exhibit H hereto; and the Companies further acknowledge that the Premises may be used only for aviation-related or aeronautical purposes; and the Companies further acknowledge that failure to comply with said limitation shall cause the Premises to revert to Airport Sponsors or their successors in interest;
     (v)shall make no use of the Premises, nor of any portion or part thereof, and shall take no action that, directly or indirectly, would cause, or threaten to cause, the Authority's Airport Property to revert to the Airport Sponsors or their successors in interest pursuant to the reverter referred to in subsection (iv) of this Section 7.2;

     (vi)assure that they will comply with the applicable requirements of law relating to Non-Discrimination and Airport Employment Opportunities which, for informational purposes only, are set forth in current form on Exhibit I hereto; and

     (vii)assure that they will comply with the policy of the Department of Transportation with respect to Disadvantaged Business Enterprises which, for informational purposes only, is set forth in its current form on Exhibit J hereto.
                         ARTICLE VIII
                         INSURANCE AND INDEMNIFICATION


Section 8.1.Indemnification. The Companies, jointly and severally, agree to fully indemnify, save and hold harmless and defend the Airport Sponsor and its elected officials, directors, commissioners, officers, employees, and agents from and against all claims, suits and actions, and all expenses incidental to the investigation and defense thereof, based upon or arising out of damages or injuries to third persons or their property, caused by the fault or negligence of Companies, their shareholders, directors, officers, employees, agents, or invitees, in connection with or incident to Companies' operations at or upon the Airport; provided, however that Companies shall not be liable under this section for any injury or damage or loss occasioned by the negligence of the Airport Sponsor, its elected officials, directors, commissioners, officers, employees, or agents; and, provided, further, that the Airport Sponsor shall give the Companies prompt and reasonable notice of any such claims, suits or actions against the Airport Sponsor and the Companies shall have the right to investigate and defend the same.

Section 8.2.Insurance. The Companies, at their sole cost and expense, shall carry and maintain in force, comprehensive public liability insurance covering personal injury and property damage.

The Companies shall furnish to the Airport Sponsor a proper Certification of Insurance certifying that such insurance is in force during the period of this Agreement, shall furnish certification of changes in such insurance not less than ten (10) days prior to any such change, and shall provide certification that no cancellation thereof shall be effective until after not less than thirty (30) days written notice of such cancellation has been given to the Airport Sponsor.

All insurance policies shall be maintained with an insurance carrier which is authorized to conduct business in North Carolina. Kinston, Lenoir County, the Commission, the Authority, and the Foundation and their respective elected officials, directors, commissioners, officers, employees, and agents shall be included thereon as additional named insurers, as their interests may result from this Agreement.
             ARTICLE IX
                        EVENTS OF DEFAULT AND REMEDIES


Section 9.1.Events of Default Defined. The occurrence of any one or more of the events described in the following subsections (a), (b), and (c) of this
Section 9.1 shall constitute a "default" for all purposes of this Agreement; and each such default shall, after the giving of notice, if any, passage of time, if any, or occurrence of an event, if any, specified in the subsection describing such default, constitute an "event of default" for all purposes of this Agreement:

   (a)Failure by the Companies to pay within ten (10) days after notice of failure to pay any Landing Fees or other Field-Use Charges required to be paid under Article IV hereof.

   (b)Failure by the Companies to pay within ten (10) days after notice of failure to pay any Fuel Storage Charges with respect to the aviation fuel storage tank required to be paid under Section 5.2 hereof.

   (c)Any material breach by the Companies of any of their representations or warranties made in this Agreement, any failure by the Companies to make any payment required to be made by them hereunder or any failure by the Companies to observe and perform any of the covenants, conditions or agreements made on their part to be observed or performed hereunder, other than a breach, failure to pay or failure to observe and perform referred to in subsections (a) or (b) of this Section 9.1, for a period of thirty (30) days after written notice specifying such breach, failure to pay or failure to observe and perform and requesting that it be remedied, given to the Companies by the Airport Sponsor unless (i) the Airport Sponsor shall agree in writing to an extension of such time prior to its expiration, or (ii) if the breach, failure to pay or failure to observe and perform be such that it can be corrected but cannot be corrected within the applicable period, corrective action is instituted by the Companies within the applicable period and is being diligently pursued.

Section 9.2.Force Majeure. The Airport Sponsor shall be excused for the period of any delay in the performance of any obligation under this Agreement and the Companies shall be excused for the period of any delay in the performance of any non-monetary obligation hereunder when such delay is occasioned by causes beyond the control of the Airport Sponsor or beyond the control of the Companies, respectively, including, without limitation, war, invasion, or other hostility; work stoppages, boycotts, slowdowns, strikes or other labor unrest; shortages of materials, equipment, labor, or energy; man-made or natural casualties or disasters; unusual weather conditions; acts or omissions of governmental or other political bodies; or riots or civil disturbances or unrest; and the period for the performance of any such obligation shall be extended for the period of such delay.

Section 9.3.Remedies on Default.  Whenever any event of default referred to in
Section 9.1 hereof shall have occurred and be continuing, the Airport Sponsor shall have the right, at its election, then or at any time thereafter, to:

   (a)Terminate this Agreement, effective at such time as may be specified by written notice to the Companies, and demand (and, if such demand is refused, cause) the Companies to cease and desist from all operations at the Airport and declare all payments payable under this Agreement to be due and payable immediately, and upon any such declaration, all remaining such payments shall become and be immediately due and payable.

   (b)Take whatever action at law or in equity may appear necessary, appropriate, or advisable to collect the payments and other amounts then due and thereafter to become due hereunder or to enforce performance and observance of any obligation, agreement, or covenant of the Companies under this Agreement.

No action taken pursuant to this Section 9.3 shall relieve the Companies from the Companies' obligations to make any payments required to be made by them hereunder.

Section 9.4.No Remedy Exclusive. No remedy herein conferred upon or reserved to the Airport Sponsor is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law, in equity, or by statute. No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 9.5.No Additional Waiver Implied by One Waiver; Consents to Waivers. In the event any agreement contained in this Agreement should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be effective unless it is in writing and signed by the party making the waiver.
ARTICLE X
                   TERM OF AGREEMENT; AUTHORITY AS SUCCESSOR
                              TO AIRPORT SPONSORS


Section 10.1.Term of This Agreement. If not earlier terminated pursuant to the terms of Article IX hereof, this Agreement shall terminate on the earlier of (a) the termination of the Sub-Lease pursuant to its terms or (b) the expiration of the term of the Sub-Lease.

The Companies shall furnish to the Airport Sponsor, by notice as provided in
Section 12.1 hereof, (a) copies of any instrument executed by either of the Companies with respect to the Sub-Lease and (b) copies of any notice given or received by MAC with respect to the Sub-Lease.

Section 10.2.Exercise of Option by Authority. In the event that the Authority shall exercise its option pursuant to the Option Agreement, the Authority shall succeed to all the rights, privileges, duties, immunities and other obligations of Kinston, Lenoir County, or the Commission hereunder. If the Companies shall not be in default hereunder, the terms and conditions of this Agreement shall continue in full force and effect as if this Agreement originally had been executed by and between only the Companies and the Authority. The Companies agree to accept the Authority as the successor to Kinston, Lenoir County, and/or the Commission and agree to perform their obligations and to make all payments required under this Agreement as if this Agreement originally had been executed by and between only the Companies and the Authority.
                   ARTICLE XI
                               OTHER PROVISIONS


Section 11.1.Development of the Airport. The Airport Sponsor reserves the right, at any time, and from time to time, to increase the size or capacity of any public aircraft facilities or common use portions of the Airport, to make alterations thereto, to reconstruct or to relocate them, the modify the design or type of construction thereof, or to close them or any portions of them either temporarily or permanently; provided, however, that prior written notice is given to the Companies; and, provided, further, that no additional charges not otherwise provided for herein are made to the Companies. The Airport Sponsor reserves the right to renovate, reconstruct, make alterations or improvements to, any portion of the Airport or to any of the aeronautical or other facilities thereon. The Companies hereby consent and agree to any such renovations, reconstruction, alterations, or improvements and if any such renovations, reconstructions, alterations, or improvements shall require the Companies to temporarily or permanently modify or relocate any of its operations at the Airport, the Companies hereby consent and agree to such modification or relocation. Prior to commencing any such work, the Airport Sponsor shall provide reasonable notice in writing to the Companies; and, in the event that temporary relocation or modification of the Companies' operations is required, the Airport Sponsor shall diligently seek to provide adequate alternate space or facilities to permit the Companies to carry on their operations with the minimum necessary interruptions. No such work, action, or temporary interruption or relocation by or on behalf of the Airport Sponsor shall cause or constitute, or shall be deemed to cause or constitute, a termination or breach of this Agreement. For purposes of this Agreement the term "temporary" shall mean a period of ninety (90) days or less.

Section 11.2.Quiet Enjoyment. The Airport Sponsor represents that it has full power and authority to enter into this Agreement and to grant to the Companies the right to use the facilities of, and certain portions of, the Airport as set forth herein. The Airport Sponsor covenants that, on the payment of the fees and charges, and upon faithful performance of the covenants and agreements imposed on the Companies hereunder, the Companies shall have and enjoy the rights and uses at the Airport as granted in this Agreement.

Section 11.3.Relationship of the Parties. The relationship between the Airport Sponsors, on the one hand, and the Companies, on the other hand, shall always and only be that of an airport sponsor with respect to the Airport and companies engaged in aviation-related businesses desiring to operate on and from the Airport pursuant to regulations promulgated, from time to time, by the FAA. The execution and delivery of this Agreement shall not constitute the Companies as, nor permit the Companies to become, the agents of the Airport Sponsor; and the Airport Sponsor shall never be responsible for the acts or omissions of the Companies, their shareholders, directors, offices, employees, agents, or other persons under their control.
ARTICLE XII
                                 MISCELLANEOUS


Section 12.1.Notices. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given to the parties required hereunder to receive such notice, certificate or communication when mailed by registered or certified mail, postage prepaid, addressed as follows:

         If to the Authority:North Carolina Global TransPark Authority
                             Post Office Box 27406
                             Raleigh, North Carolina  27611-7406

                             Attention:  Mr. William T. Powell, Jr.
                                         Executive Director

              with copies to:Mark C. Cramer, Esq.
                             Secretary to the Authority
                             1850 East 3rd Street, Suite 350
                             Charlotte, North Carolina  28204

                             David L. Ward, Jr., Esq.
                             Ward and Smith, P.A.
                             Post Office Box 867
                             New Bern, North Carolina  28563-0867

         If to Lenoir County:Chairman, Lenoir County Board of Commissioners
                             Post Office Box 3289
                             Kinston, North Carolina  28501

                with copy to:County Manager, County of Lenoir
                             Post Office Box 3289
                             Kinston, North Carolina  28501

               If to Kinston:Mayor, City of Kinston
                             Post Office Drawer 339
                             Kinston, North Carolina  28502

                with copy to:City Manager, City of Kinston
                             Post Office Drawer 339
                             Kinston, North Carolina  28502

        If to the Commission:Chairman, Lenoir County/City of Kinston
                             Airport Commission
                             Route 7, Box 89B
                             Stallings Field
                             Kinston, North Carolina  28501

                with copy to:Airport Director, Lenoir County/City of Kinston
                             Airport Commission
                             Route 7, Box 89B
                             Stallings Field
                             Kinston, North Carolina  28501

In each case, with copies to:Thomas B. Griffin, Esq.
                             Griffin & Griffin
                             Post Office Box 3062
                             Kinston, North Carolina  28502-3062

                             Vernon H. Rochelle, Esq.
                             Wallace, Morris, Barwick & Rochelle, P.A.
                             Post Office Box 3557
                             Kinston, North Carolina  28502-3557

               If to the MAC:Mountain Air Cargo, Inc.
                             Post Office Box 488
                             Denver, North Carolina  28037

                             Attention:  Vice President and Treasurer

                   If to MAS:Mountain Aircraft Services, LLC
                             Post Office Box 488
                             Denver, North Carolina  28037

                             Attention:  President

                with copy to:Thomas B. Henson, Esq.
                             Robinson, Bradshaw & Hinson, P.A.
                             101 North Tryon Street, Suite 1900
                             Charlotte, North Carolina  28246-1900

Any party hereto, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, or other communications shall be sent. In the event that one or more corporations, companies, or other legal entities are hereafter formed or acquired by the Companies and are intended to be included within the defined term the "Companies" as used herein, the Companies shall, by notice given hereunder, provide the name, address, and name or position of the person to whom notice, with respect to such corporation, company, or other legal entity, hereunder should be directed. No notice need be given to any party listed in this
Section 12.1 if such party is no longer a party to the transactions contemplated by this Agreement.

Section 12.2.No Personal Liability. No director, officer, employee, or other agent of any party hereto shall be personally liable under or in connection with this Agreement.

Section 12.3.No Limitation on Previous Agreements. It is expressly understood that the terms and provisions of this Agreement in no way shall affect or impair the terms, obligations, or conditions of any existing or prior agreement between or among any two (2) or more parties hereto.

Section 12.4.Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon each party hereto and their respective successors and permitted assigns; and any reference to a party in this Agreement also shall be deemed to be a reference to a successor or a permitted assign.

Section 12.5.Assignment. This Agreement, together with all rights and privileges thereunder, is fully assignable by Kinston, Lenoir County, and/or the Commission to the Authority, or by the Authority either prior or subsequent to the exercise by the Authority of its option under the Option Agreement, and any such assignee shall acquire all right, title, and interest of its assignor hereunder. None of the rights, privileges, or obligations of the Companies may be assigned without the prior written consent of the Airport Sponsor.

Section 12.6.Third Parties. This Agreement does not, and shall not be deemed or construed to, confer upon or grant to any third party or parties (except any successor to, or assignee of, the Airport Sponsor and except in accordance with Section 7.1 hereof) any right to claim damages or to bring any suit, action or other proceeding against any party hereto because of any breach hereof or because of any of the terms, covenants, and conditions herein contained.

Section 12.7.Attachments. All Exhibits to this Agreement hereby are incorporated into this Agreement and made a part hereof as if set out in full where reference is made thereto.

Section 12.8.Numbers; Gender; Captions; Capitalized Terms; Certain Definitions. Whenever the context so requires the singular numbers shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision of this Agreement. The parties hereto agree to all capitalized terms used as definitions in this Agreement and to the definitions and the interpretation and construction rules set forth in Article I hereof.

Section 12.9.Further Assurances. Each party hereto, severally, agrees that, from time to time, it shall execute and deliver such further instruments and take such further actions as reasonably may be required to carry out the purposes of this Agreement.

Section 12.10.Dispute Resolution; Mediation. The parties hereto shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between the parties or through mediation as provided in this Section 12.10.

   (a)The following named persons, or their respective successors in the positions they now hold (singularly, an "Authorized Representative" or, collectively, the "Authorized Representatives"), shall be deemed the authorized representatives of their respective parties:

               Party                  Authorized Representative

               City of Kinston        Vernon H. Rochelle, Esq.
               Lenoir County          Thomas B. Griffin, Esq.
               Commission             Steven V. Brian
               Authority              William T. Powell, Jr.
               Companies              J. Hugh Bingham

   (b)If a controversy or claim should arise, the Authorized Representatives will meet at least once and will attempt to resolve the matter. Any Authorized Representative may request any other to meet within fourteen (14) days for this purpose at a mutually agreed time and place.

   (c)If the matter has not been resolved within twenty (20) days of their first meeting, the Authorized Representatives shall refer the matter to senior executives of their respective parties (the "Senior Executives"), who shall have authority to settle the dispute. Thereupon, the Authorized Representatives promptly shall prepare and exchange memoranda stating the issues in dispute and their respective positions, summarizing the negotiations which have taken place, and attaching relevant documents. The Senior Executives shall meet for negotiations within fourteen (14) days of the end of the twenty (20) day period referred to above, at a mutually agreed time and place.

   (d)If the matter has not been resolved within thirty (30) days of the meeting of the Senior Executives, the parties shall attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes (Revised 1991) or such other mediation procedures to which the parties mutually agree.

   (e)If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty (60) days of the commencement of such procedure, or if any party will not participate in mediation, any party may initiate litigation.

   (f)All periods of time specified in this Section 12.10 may be extended by mutual agreement between or among the affected parties.

   (g)The procedures specified in this Section 12.10 shall be the sole and exclusive procedures for the resolution of disputes between or among the parties arising out of or relating to this Agreement; provided, however, that any party may seek a preliminary injunction or other preliminary judicial relief, if in its sole judgment, such action is necessary to avoid irreparable damage. Despite such action, the parties hereto shall continue to participate in good faith in the procedures specified in this Section 12.10. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 12.10 are pending. The parties shall take such action, if any, required to effectuate such tolling.

Section 12.11.Governing Law; Venue. This Agreement shall be performed in the State and each party hereto agrees, notwithstanding the principles of conflicts of law, that the internal laws of the State shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. Further, each party hereto agrees that any action relating to this Agreement shall be instituted and prosecuted in the courts of Lenoir County; and each party hereto, severally, consents to the jurisdiction of said courts and waive any right or defense relating to such jurisdiction and venue.

Section 12.12.Integration. This Agreement (which includes the Exhibits, if any, hereto) supersedes all prior negotiations, agreements, and understandings by, between, or among the parties hereto with respect to the subject matter hereof, including, without limitation, all prior negotiations, agreements, and understandings, by, between, or among any of the parties hereto, with respect to the subject matter hereof; and this Agreement (which includes the Exhibits, if any, hereto) constitutes the entire agreement between or among the parties hereto with respect to the subject matter hereof.

Section 12.13.Amendments, Changes and Modifications. This Agreement may not be amended, changed, modified, altered, or terminated by any party hereto except as provided for herein.

Section 12.14.Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof; but this Agreement shall remain in full force and effect and shall be construed and enforced as if such invalid or unenforceable provision had not been contained herein.

Section 12.15.Partial Invalidity. In the event that any court of competent jurisdiction shall determine that any term or provision, or any part thereof, of this Agreement is in violation of law, for any reason, then this Agreement, excluding such term, provision, or part thereof determined to be in violation of law, shall be deemed to be the agreement of the parties hereto.

Section 12.16.Multiple Counterparts. This Agreement may be executed in any number of duplicate counterparts, each of which shall be regarded for all purposes as an original, and all such counterparts shall constitute but one and the same instrument; and the parties hereto, severally, acknowledge receipt of one such counterpart, agree that the duplicate counterparts hereof are identical, and further agree that any counterpart shall be admissible in any proceeding, legal or otherwise, without the production of any other such counterpart.

Section 12.17.Agreements with United States.This Agreement in its entirety is subject and subordinate to the provisions of any agreement heretofore or hereafter made between the Airport Sponsor and the United States of America relative to the operation or maintenance of the Airport, the execution of which has been or is required as a condition precedent to the transfer of Federal rights or property to the Airport Sponsors for airport purposes or for the expenditure of Federal funds for the extension, expansion or development of the Airport or of the Global TransPark.

IN WITNESS WHEREOF, each of the undersigned bodies politic and corporate has caused this Agreement to be executed in its legal name by its duly authorized Official or Officials, attested by its Clerk or Secretary, and its official seal to be affixed hereunto, all by order of its Governing Board first duly given, and with the intent to be legally bound thereby; MAC has caused this Agreement to be executed in its corporate name by its Executive Vice President, attested by its Secretary, and its corporate seal to be affixed hereunto, all by order of its Board of Directors first duly given, and with the intent to be legally bound thereby; and MAS has caused this Agreement to be executed in its company name by its President, attested by its Secretary, and said company has adopted as its seal the typewritten word "SEAL" appearing beside its company name, all as authorized in its Operating Agreement, and with the intent to be legally bound thereby; all done as of the day and year first above written.

                                       COUNTY OF LENOIR, NORTH CAROLINA


                                       By:  GEORGE W. GRAHAM, JR.
                                       George W. Graham, Jr.
                                       Chairman of the Board of
                                       Commissioners of the County of
                                       Lenoir, North Carolina

Attest:


PAMELA M. McLAWHORN
Pamela M. McLawhorn
Clerk to the Board of Commissioners

[OFFICIAL SEAL]
                                       CITY OF KINSTON, NORTH CAROLINA


                                       By:  O. A. RITCH
                                       O. A. Ritch
                                       Mayor of the City of Kinston,
                                       North Carolina

Attest:


PEGGY D. BOONE
Peggy D. Boone
City Clerk


[OFFICIAL SEAL]

                                       LENOIR COUNTY-CITY OF KINSTON AIRPORT
                                       COMMISSION


                                       By:  JIMMIE S. WOODALL
                                       Jimmie S. Woodall
                                       Chairman of the Commission

Attest:


STEVEN V. BRIAN
Steven V. Brian
Secretary to the Commission


[OFFICIAL SEAL]

                                       NORTH CAROLINA GLOBAL TRANSPARK
                                       AUTHORITY


                                       By:  SHERWOOD H. SMITH, JR.
                                       Sherwood H. Smith, Jr.
                                       President


                                       By:  WILLIAM T. POWELL, JR.
                                       William T. Powell, Jr.
                                       Executive Director

Attest:

MARK C. CRAMER
Mark C. Cramer
Secretary to the Authority


[OFFICIAL SEAL]

                                       MOUNTAIN AIR CARGO, INC.


                                       By:  WILLIAM H. SIMPSON
                                       William H. Simpson
                                       President

Attest:


JOHN J. GIOFFRE
John J. Gioffre
Secretary


[CORPORATE SEAL]

                                       MOUNTAIN AIRCRAFT SERVICES, LLC (SEAL)


                                       By:  J. HUGH BINGHAM
                                       J. Hugh Bingham
                                       President

Attest:


JOHN J. GIOFFRE
John J. Gioffre
Secretary

STATE OF NORTH CAROLINA
COUNTY OF LENOIR

I,   GRENE S. SHACKELFORD   , a Notary Public in and for said County and
State, do hereby certify that on the  15th  day of    November         , 1995,
before me personally appeared GEORGE W. GRAHAM, JR. with whom I am personally acquainted, who, being by me duly sworn, says that he is Chairman of the Board of Commissioners of the County of Lenoir, North Carolina and that PAMELA M. McLAWHORN is Clerk to the Board of Commissioners of the County of Lenoir, North Carolina, the body politic and corporate described in and which executed the foregoing instrument; that he knows the official seal of said body; that the seal affixed to the foregoing instrument is said official seal; that the name of said County was subscribed thereto by the said Chairman; that said Chairman and Clerk subscribed their names thereto and said official seal was affixed, all by order of the Board of Commissioners of the County of Lenoir; and that said instrument is the act and deed of said County.

WITNESS my hand and notarial seal, this the  15th day of   November   , 1995.


                                       GRENE S. SHACKLEFORD
                                          Notary Public
My Commission Expires:

     3/2/2000

[NOTARY SEAL]
STATE OF NORTH CAROLINA
COUNTY OF LENOIR

I,   GRENE S. SHACKELFORD   , a Notary Public in and for said County and
State, do hereby certify that on the 15th  day of    November        , 1995,
before me personally appeared O. A. RITCH with whom I am personally acquainted, who, being by me duly sworn, says that he is Mayor of the City of Kinston, North Carolina and that PEGGY D. BOONE is the City Clerk of the City of Kinston, North Carolina, the body politic and corporate described in and which executed the foregoing instrument; that he knows the official seal of said body; that the seal affixed to the foregoing instrument is said official seal; that the name of said City was subscribed thereto by said Mayor; that said Mayor and Clerk subscribed their names thereto and said official seal was affixed, all by order of the City Council of the City of Kinston, North Carolina; and that said instrument is the act and deed of said City.

WITNESS my hand and notarial seal, this the 15th  day of   November    , 1995.


                                       GRENE S. SHACKELFORD
                                           Notary Public
My Commission Expires:

     3/2/2000

[NOTARY SEAL]

STATE OF NORTH CAROLINA
COUNTY OF LENOIR

I,  GRENE S. SHACKELFORD    , a Notary Public in and for said County and
State, do hereby certify that on the  15th   day of   November          ,
1995, before me personally appeared JIMMIE S. WOODALL with whom I am personally acquainted, who, being by me duly sworn, says that he is Chairman of the Lenoir County-City of Kinston Airport Commission and that STEVEN V. BRIAN is Secretary to said Commission, the body politic described in and which executed the foregoing instrument; that he knows the official seal of said body; that the seal affixed to the foregoing instrument is said official seal; that the name of said Commission was subscribed thereto by said Chairman; that said Chairman and Secretary subscribed their names thereto and said official seal was affixed, all by order of the Lenoir County-City of Kinston Airport Commission; and that said instrument is the act and deed of said Commission.

WITNESS my hand and notarial seal, this the  15th  day of    November  , 1995.


                                       GRENE S. SHACKELFORD
                                           Notary Public
My Commission Expires:

   3/2/2000

[NOTARY SEAL]
STATE OF NORTH CAROLINA
COUNTY OF LENOIRWAKE

I, MARTHA BORDEN ROBERSON, a Notary Public in and for said County and State,
do hereby certify that on the 13th  day of  November           , 1995, before
me personally appeared SHERWOOD H. SMITH, JR. with whom I am personally acquainted, who, being by me duly sworn, says that he is President, that WILLIAM T. POWELL, JR. is Executive Director, and that MARK C. CRAMER is Secretary of the North Carolina Global TransPark Authority, the body politic and corporate described in and which executed the foregoing instrument; that he knows the official seal of said body; that the seal affixed to the foregoing instrument is said official seal; that the name of said Authority was subscribed thereto by said President and Executive Director; that said President, Executive Director, and Secretary subscribed their names thereto and said official seal was affixed, all by order of the Board of Directors of said Authority; and that said instrument is the act and deed of said Authority.

WITNESS my hand and notarial seal, this the 13th  day of  November      ,
1995.


                                       MARTHA BORDEN ROBERSON
                                           Notary Public
My Commission Expires:

 February 17, 1998

[NOTARY SEAL]

STATE OF NORTH CAROLINA
COUNTY OF   Lincoln

I,   JOY S. HANSLEY                 , a Notary Public in and for said County
and State, do hereby certify that on the   9th   day of   Nov. , 1995, before
me personally appeared WILLIAM H. SIMPSON with whom I am personally acquainted, who, being by me duly sworn, says that he is President and that JOHN J. GIOFFRE is Secretary of MOUNTAIN AIR CARGO, INC., the corporation described in and which executed the foregoing instrument; that he knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal; that the name of the corporation was subscribed thereto by said President; that said President and said Secretary subscribed their names thereto and said common seal was affixed, all by order of the Board of Directors of said corporation; and that said instrument is the act and deed of said corporation.

WITNESS my hand and notarial seal, this the  9th  day of    November     ,
1995.



                                       JOY S. HANSLEY
                                        Notary Public



My Commission Expires:

     4/4/2000

[NOTARY SEAL]

STATE OF NORTH CAROLINA
COUNTY OF   Lincoln

I,   JOY S. HANSLEY            , a Notary Public in and for said County and
State, do hereby certify that on the   9th  day of  Nov.      , 1995, before
me personally appeared J. HUGH BINGHAM with whom I am personally acquainted, who, being by me duly sworn, says that he is President and that JOHN J. GIOFFRE is Secretary of MOUNTAIN AIRCRAFT SERVICES, LLC, the limited liability company described in and which executed the foregoing instrument; that said company has duly adopted as its common seal the seal affixed to the foregoing instrument; and that the seal affixed to the foregoing instrument is said common seal; that the name of said company was subscribed thereto by said President; that said President and said Secretary subscribed their names thereto and said common seal was adopted and affixed, all as authorized by the Operating Agreement of said company; and that said instrument is the act and deed of said limited liability company.

WITNESS my hand and notarial seal, this the 9th day of  November , 1995.



                                       JOY S. HANSLEY
                                       Notary Public



    (Printed Signature)


My Commission Expires:

     4/4/2000

[Notarial Seal]







92-0476(L)
WSMAIN/151843.10
                  EXHIBIT A
                                      to
                             AIRPORT USE AGREEMENT
                                     among
       City of Kinston, County of Lenoir, Lenoir County/City of Kinston,
                              Airport Commission
                 and North Carolina Global TransPark Authority
                         and Mountain Air Cargo, Inc.

                          Dated as of August 29, 1995


                        Survey Map Showing the Premises
EXHIBIT A-1
                                      to
                             AIRPORT USE AGREEMENT
                                     among
                      City of Kinston, County of Lenoir,
                        Lenoir County/City of Kinston,
                              Airport Commission
                                      and
                   North Carolina Global TransPark Authority
                                      and
                           Mountain Air Cargo, Inc.
                          Dated As of August 29, 1995

_____________________________________________________________________________

                                   Parcel B

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR 1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant 1967," said monument having North Carolina Grid Coordinates of N = 577,680.609 and E = 2,416,154.505: North 24 47' 22"
East 1010.23 feet and North 61 19' 08" East 102.45 feet. Thence from said point of beginning so located, North 28 40' 52" West 12.00 feet to a point; thence along and with a curve to the left having a delta angle of 90 31' 10", a radius of 40.00 feet, a tangent of 40.36 feet, and an arc length of 63.19 feet, a chord bearing and distance of North 16 03' 31" East 56.82 feet to a point; thence North 29 12' 04" West 20.88 feet to a point; thence along and with a curve to the left having a delta angle of 20 30' 00", a radius of
149.00 feet, a tangent of 26.94 feet, and an arc length of 53.31 feet, a chord bearing and distance of North 39 26' 57" West 53.03 feet to a point; thence North 49 41' 59" West 29.09 feet to a point; thence South 40 18' 10" West
14.39 feet to a point; thence North 49 41' 53" West 25.08 feet to a point; thence South 85 18' 10" West 49.38 feet to a point; thence North 29 18' 43" West 102.92 feet to a point; thence North 40 18' 06" East 416.96 feet to a point; thence South 49 41' 52" East 183.17 feet to a point; thence South 40 18' 06" West 37.00 feet to a point; thence South 49 42' 08" East 14.33 feet to a point; thence South 40 18' 06" West 100.04 feet to a point; thence South 49 41' 45" East 15.00 feet to a point; thence South 40 18' 06" West 34.92 feet to a point; thence North 49 41' 53" West 15.00 feet to a point; thence South 40 18' 06" West 100.04 feet to a point; thence North 49 41' 53" West 47.50 feet to a point; thence South 40 18' 09" West 80.50 feet to a point; thence along and with a curve to the left having a delta angle of 89 59' 49", a radius of
25.00 feet, a tangent of 25.00 feet, and an arc length of 39.27 feet, a chord bearing and distance of South 04 41' 54" East 35.36 feet to a point; thence South 49 41' 54" East 10.57 feet to a point; thence along and with a curve to the right having a delta angle of 20 20' 16", a radius of 175.00 feet, a tangent of 31.65 feet, and an arc length of 62.61 feet, a chord bearing and distance of South 39 26' 57" East 62.28 feet to a point; thence South 29 11' 57" East 21.84 feet to a point; thence along and with a curve to the left having a delta angle of 89 28' 56", a radius of 40.00 feet, a tangent of 39.64 feet, and an arc length of 62.47 feet, a chord bearing and distance of South 73 56' 21" East 56.31 feet to a point; thence South 28 40' 52" East 12.00 feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 61 19' 08" West 106.00 feet to the point of beginning.
92-0476(A)/WSMAIN/156273.
        EXHIBIT A-2
                                      to
                             AIRPORT USE AGREEMENT
                                     among
                      City of Kinston, County of Lenoir,
                        Lenoir County/City of Kinston,
                              Airport Commission
                                      and
                   North Carolina Global TransPark Authority
                                      and
                           Mountain Air Cargo, Inc.
                          Dated As of August 29, 1995

______________________________________________________________________________

                                   Parcel F

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point which is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant 1967," said monument having North Carolina Grid Coordinates of N = 577,680.609 and E = 2,416,154.505:
North 24 47' 22" East 1010.23 feet, North 49 41' 53" West 221.38 feet, North 22 26' 30" West 37.93 feet, and North 40 18' 06" East 282.63 feet. Thence from said point of beginning so located, North 49 41' 53" West 293.31 feet to a point; thence North 40 18' 07" East 480.00 feet to a point; thence South 49 41' 53" East 293.31 feet to a point; thence South 40 18' 06" West 480.00 feet to the point of beginning.




















92-0476(A)/WSMAIN/156273.

                                  EXHIBIT B
                                      to
                             AIRPORT USE AGREEMENT
                                     among
       City of Kinston, County of Lenoir, Lenoir County/City of Kinston,
                              Airport Commission
                 and North Carolina Global TransPark Authority
                         and Mountain Air Cargo, Inc.

                          Dated as of August 29, 1995


             Minimum Standards for Airport Aeronautical Activities
EXHIBIT C
                                      to
                             AIRPORT USE AGREEMENT
                                     among
       City of Kinston, County of Lenoir, Lenoir County/City of Kinston,
                              Airport Commission
                 and North Carolina Global TransPark Authority
                         and Mountain Air Cargo, Inc.

                          Dated as of August 29, 1995


                          Airport Joint Use Agreement
EXHIBIT D
                                      to
                             AIRPORT USE AGREEMENT
                                     among
       City of Kinston, County of Lenoir, Lenoir County/City of Kinston,
                              Airport Commission
                 and North Carolina Global TransPark Authority
                         and Mountain Air Cargo, Inc.

                          Dated as of August 29, 1995


                          Airport Usage Fee Schedule
EXHIBIT E
                                      to
                             AIRPORT USE AGREEMENT
                                     among
       City of Kinston, County of Lenoir, Lenoir County/City of Kinston,
                              Airport Commission
                 and North Carolina Global TransPark Authority
                         and Mountain Air Cargo, Inc.

                          Dated as of August 29, 1995


         Kinston Regional Jetport - Rules & Regulations, June 21, 1994 EXHIBIT F
                                      to
                             AIRPORT USE AGREEMENT
                                     among
                      City of Kinston, County of Lenoir,
                        Lenoir County/City of Kinston,
                              Airport Commission
                                      and
                   North Carolina Global TransPark Authority
                                      and
                           Mountain Air Cargo, Inc.
                         Dated as of November 16, 1995
                            ______________________

                              Avigation Easement


AVIGATION EASEMENT: The Airport Sponsor (hereinafter called the "Grantor") as Grantor, for itself, its successors, and assigns, for the benefit of the public in its use of the Kinston Regional Jetport, hereby reserves and retains a right of flight in the airspace above the tract or parcel of land described on Exhibit A hereto for the passage of aircraft operated in a non-negligent manner overflying, landing at, or taking off from, the Kinston Regional Jetport, together with the right to cause to emanate from such aircraft upon such land and any improvements thereon, and in the air space above such land, such noise as may now or hereafter be incident to the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport.

Without in anyway derogating from the generality of the foregoing paragraph, the Grantor, for itself, its successors, and assigns, hereby reserves and retains an avigation easement over the tract or parcel of land described on Exhibit A hereto for the purpose of establishing, constructing, maintaining, and operating one or more air navigation systems or instrument landing systems of a kind now in use, or hereafter devised for use, at or in connection with the Kinston Regional Jetport; such avigation easement reserves to and retains in Grantor, it successors, and assigns, for the benefit of the public in its use of such airport, certain rights and privileges, and denies to Grantee, its successors, and assigns, certain rights and privileges, as follows:

     1.Grantee, its successors, and assigns, shall not hereafter erect, or permit the erection, or growth of, any structure, tree, or other object on any portion of the tract or parcel of land described on Exhibit A hereto which lies within any enroute flight area, clear zone approach area, transitional area, or any other areas designated by application, from time to time, of the criteria of the Federal Aviation Administration, or its successor agency in function, over which any air navigation or instrument landing system may now or hereafter be in service, required, convenient, or advisable for effective and safe operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport, to a height above the ground which would interfere with, or present a safety hazard to, aircraft overflying landing at, or taking off from, the Kinston Regional Jetport, or otherwise as may be required by, or recommended in, any statute, regulation, or agreement applicable to the Kinston Regional Jetport.

     2.Grantor, itself and its successors, and assigns, and their agents, servants, and employees shall have a continuing right and easement: (a) to take any action necessary to prevent the erection, or growth, of any structure, tree, or other object into the airspace referred to in Paragraph 1 above, above such land, designated as a part of any such air navigation or instrument landing system, and to remove from such airspace, or mark and light as obstructions to air navigation, any and all structures, trees, or other objects that may at any time, or from time to time, project or extend above such land and into such airspace, together with a right of ingress to, egress from, and passage over such land for such purposes; and (b) to cut at any time, or from time to time, to a level measured twelve (12) inches above the ground any and all trees growing, or which may grow, upon such land and, at the election of Grantor, its successors and assigns, to leave such trees so cut upon such land or to remove them and to sell such trees. The proceeds of the sale of such trees, after deducting the costs of cutting and removal, shall be paid to Grantee, its successors and assigns; and for such purpose, Grantor, for itself, its successors, and assigns hereby reserves and retains the right of ingress to and egress from, and passage over such land. In the exercise of its right hereunder, Grantor, its successors, and assigns, shall not be responsible or liable for loss or cost of any structure, tree, or other object so removed or prevented from being erected or growing, except that Grantee, its successors, and assigns, shall be entitled to the net sales price for any trees removed as provided above; provided, however, Grantor shall be responsible and liable for any damage to such land and any improvements thereon caused by the exercise of its rights reserved hereunder to the extent that such damage shall exceed the normal damage incident to the exercise of such rights.

Grantor, its successors and assigns, shall hold this avigation easement and all rights reserved or retained herein until Kinston Regional Jetport shall be abandoned and shall cease to be used for purposes of a public airport.

This avigation easement and rights reserved and retained herein shall run with the land, and any portion of such land, which lies beneath the airspace referred to herein shall be the servient tenement and the Kinston Regional Jetport shall be the dominant tenement.

By its acceptance of the conveyance of the property conveyed herein, Grantee, for itself and its successors, and assigns, hereby releases Grantor, its successors, and assigns, from any and all claims, liabilities, or causes of actions that it has or it or they will have against Grantor, its successors, and assigns, on account of noise emanating upon the property conveyed herein and any improvements thereon which may now or hereafter may be incident to the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport, as well as any claim, liability, or cause of action for inverse condemnation arising out of the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport.
                          EXHIBIT G
                                      to
                             AIRPORT USE AGREEMENT
                                     among
                      City of Kinston, County of Lenoir,
                        Lenoir County/City of Kinston,
                              Airport Commission
                                      and
                   North Carolina Global TransPark Authority
                                      and
                           Mountain Air Cargo, Inc.
                         Dated as of November 16, 1995
                            ______________________

                          FEDERAL AIRPORT ASSURANCES
                               Airport Sponsors


A.General.

     1.These assurances shall be complied with in the performance of grant agreements for airport development, airport planning, and noise compatibility program grants for airport sponsors.

     2.These assurances are required to be submitted as part of the project application by sponsors requesting funds under the provisions of Title 49, U.S.C., subtitle VII, as amended. As used herein, the term
   "public agency sponsor" means a public agency with control of a public-use airport; the term "private sponsor" means a private owner of a public-use airport; and the term "sponsor" includes both public agency sponsors and private sponsors.

     3.Upon acceptance of the grant offer by the sponsor, these assurances are incorporated in and become part of the grant agreement.

B.Duration and Applicability.

     1.Airport development or Noise Compatibility Program Projects Undertaken by a Public Agency Sponsor. The terms, conditions and assurances of the grant agreement shall remain in full force and effect throughout the useful life of the facilities developed or equipment acquired for an airport development or noise compatibility program project, or throughout the useful life of the project items installed within a facility under a noise compatibility program project, but in any event not to exceed twenty (20) years from the date of acceptance of a grant offer of Federal funds for the project. However, there shall be no limit on the duration of the assurance against exclusive rights or the terms, conditions and assurances with respect to real property acquired with Federal funds. Furthermore, the duration of the Civil
Rights assurance shall be specified in the assurances.

     2.Airport Development or Noise Compatibility Projects Undertaken by a
      Private Sponsor. The preceding paragraph 1 also applies to a private sponsor except that the useful life of project items installed within a facility or the useful life of the facilities developed or equipment acquired under an airport development or noise compatibility program project shall be no less than ten (10) years from the date of acceptance of Federal aid for the project.

     3.Airport Planning Undertaken by a Sponsor.  Unless otherwise specified in the grant agreement, only Assurances 1, 2, 3, 5, 6, 13, 18, 30, 32, 33, and 34 in section C apply to planning projects. The terms, conditions and assurances of the grant agreement shall remain in full force and effect during the life of the project.

C.Sponsor Certification. The sponsor hereby assures and certifies, with respect to this grant that:

     1.General Federal Requirements.  It will comply with all applicable
      Federal laws, regulations, executive orders, policies, guidelines, and requirements as they relate to the application, acceptance and use of
   Federal funds for this project including but not limited to the following:

Federal Legislation
        a.Title 49, U.S.C., subtitle VII, as amended.
        b.Davis-Bacon Act - 40 U.S.C. 276(a), et seq.1 c.Federal Fair Labor Standards Act - 29 U.S.C. 201, et seq.
        d.Hatch Act - 5 U.S.C. 1501, et seq.2
        e.Uniform Relocation Assistance and Real Property Acquisition
         Policies Act of 1970 - 42 U.S.C. 4601, et seq.1 2
        f.National Historic Preservation Act of 1966 - Section 106 - 16
         U.S.C. 470(f).1
        g.Archeological and Historic Preservation Act of 1974 - 16 U.S.C. 469
         through 469c.1
        h.Flood Disaster Protection Act of 1973 - Section 102(a) - 42
         U.S.C. 4012a.1
        i.Rehabilitation Act of 1973 - 29 U.S.C. 794.
        j.Civil Rights Act of 1964 - Title VI - 42 U.S.C. 2000d through d-4. k.Age Discrimination Act of 1975 - 42 U.S.C. 6101, et seq. l.Architectural Barriers Act of 1968 - 42 U.S.C. 4151, et seq.1 m.Powerplant and Industrial Fuel Use Act of 1978 - Section 403 - 2
         U.S.C. 8373.1
        n.Contract Work Hours and Safety Standards Act - 40 U.S.C. 327, et
         seq.1
        o.Copeland Antikickback Act - 18 U.S.C. 874.1 p.National Environmental Policy Act of 1969 - 42 U.S.C. 4321, et
         seq.1
        q.Endangered Species Act - 16 U.S.C. 668(a), et seq.1
        r.Single Audit Act of 1984 - 31 U.S.C. 7501, et seq.2 s.Drug-Free Workplace Act of 1988 - 41 U.S.C. 702 through 706.

Executive Orders

Executive Order 12372 - Intergovernmental Review of Federal Programs. Executive Order 11246 - Equal Employment Opportunity1
Executive Order 12699 - Seismic Safety of Federal and Federally Assisted New Building Construction1

Federal Regulations
        a.49 CFR Part 18 - Uniform administrative requirements for grants and cooperative agreements to state and local governments.3
        b.49 CFR Part 21 - Nondiscrimination in federally-assisted programs of the Department of Transportation - effectuation of Title VI of the Civil Rights Act of 1964.

        c.49 CFR Part 23 - Participation by minority business enterprise in Department of Transportation programs.
        d.49 CFR Part 24 - Uniform relocation assistance and real property acquisition for Federal and federally assisted programs.1 2
        e.49 CFR Part 27 - Nondiscrimination on the basis of handicap in programs and activities receiving or benefitting from Federal financial assistance.1
        f.49 CFR Part 29 - Governmentwide debarment and suspension (non-procurement and governmentwide requirements for drug-free workplace
        (grants).
        g.49 CFR Part 30 - Denial of public works contracts to suppliers of goods and services of countries that deny procurement market access to U.S. contractors.
        h.29 CFR Part 1 - Procedures for predetermination of wage rates.1
        i.29 CFR Part 3 - Contractors and subcontractors on public building or public _________ financed in whole or part by loans or grants from the United States.1
        j.29 CFR Part 5 - Labor standards provisions applicable to contracts covering federally financed and assisted construction (also labor standards provisions applicable to nonconstruction contracts subject to the Contract Work Hours and Safety Standards Act).1
        k.41 CFR Part 60 - Office of Federal Contract Compliance Programs, Equal Employment Opportunity, Department of Labor (Federal and
        federally assisted contracting requirements).1
        l.14 CFR Part 150 - Airport noise compatibility planning.
        m.49 CFR Part 41 - Seismic safety of Federal and federally assisted or regulated new building construction.1
        n.49 CFR Part 20 - New restrictions on lobbying.

Office of Management and Budget Circulars
        a.A-87 - Cost Principles Applicable to Grants and Contracts with
         State and Local Governments.
        b.A-128 - Audits of State and Local Governments.

            1 These laws do not apply to airport planning sponsors.
            2 These laws do not apply to private sponsors.
            3 49 CFR Part 18 and OMB Circular A-87 contain requirements for State and Local Governments receiving Federal assistance. Any requirement levied upon State and Local Governments by this regulation and circular shall also be applicable to private sponsors receiving Federal assistance under the Airport and
       Airway Improvement Act of 1982, as amended.

Specific assurances required to be included in grant agreements by any of the above laws, regulations or circulars are incorporated by reference in the grant agreement.

2.Responsibility and Authority of the Sponsor.

        a.Public Agency Sponsor:  It has legal authority to apply for the grant, and to finance and carry out the proposed project; that a resolution, motion or similar action has been duly adopted or passed as an official act of the applicant's governing body authorizing the filing of the application, including all understandings and assurances contained therein, and directing and authorizing the person identified as the official representative of the applicant to act in connection with the application and to provide such additional information as may be required.

        b.Private Sponsor:  It has legal authority to apply for the grant and to finance and carry out the proposed project and comply with all terms, conditions, and assurances of this grant agreement. It shall designate an official representative and shall in writing direct and authorize that person to file this application, including all understandings and assurances contained therein; to act in connection with this application; and to provide such additional information as may be required.

3.Sponsor Fund Availability. It has sufficient funds available for that portion of the project costs which are not paid by the United States. It has sufficient funds available to assure operation and maintenance of items funded under the grant agreement which it will own or control.

4.Good Title.

        a.It holds good title, satisfactory to the Secretary, to the landing area of the airport or site thereof, or will give assurance satisfactory to the Secretary that good title will be acquired.

        b.For noise compatibility program projects to be carried out on the property of the sponsor, it holds good title satisfactory to the
        Secretary to that portion of the property upon which Federal funds will be expended or will give assurance to the Secretary that good title will be obtained.

5.Preserving Rights and Powers.

        a.It will not take or permit any action which would operate to deprive it of any of the rights and powers necessary to perform any or all of the terms, conditions, and assurances in the grant agreement without the written approval of the Secretary, and will act promptly to acquire, extinguish or modify any outstanding rights or claims of right of others which would interfere with such performance by the sponsor. This shall be done in a manner acceptable to the Secretary.

        b.It will not sell, lease, encumber, or otherwise transfer or dispose of any part of its title or other interests in the property shown on Exhibit A to this application or, for a noise compatibility program project, that portion of the property upon which Federal funds have been expended, for the duration of the terms, conditions, and assurances in the grant agreement without approval by the Secretary. If the transferee is found by the Secretary to be eligible under the Airport and Airway Improvement Act of 1982 to assume the obligations of the grant agreement and to have the power, authority, and financial resources to carry out all such obligations, the sponsor shall insert in the contract or document transferring or disposing of the sponsor's interest, and make binding upon the transferee of all of the terms, conditions, and assurances contained in this grant agreement.

        c.For all noise compatibility program projects which are to be carried out by another unit of local government or are on property owned by a unit of local government other than the sponsor, it will enter into an agreement with that government. Except as otherwise specified by the Secretary, that agreement shall obligate that government to the same terms, conditions, and assurances that would be applicable to it if it applied directly to the FAA for a grant to undertake the noise compatibility program project. That agreement and changes thereto must be satisfactory to the
 Secretary. It will take steps to enforce this agreement against the local government if there is substantial non-compliance with the terms of the agreement.

        d.For noise compatibility program projects to be carried out on privately owned property, it will enter into an agreement with the owner of that property which includes provisions specified by the
       Secretary. It will take steps to enforce this agreement against the property owner whenever there is substantial non-compliance with the terms of the agreement.

        e.If the sponsor is a private sponsor, it will take steps
         satisfactory to the Secretary to ensure that the airport will continue to function as a public-use airport in accordance with these assurances for the duration of these assurances.

        f.If an arrangement is made for management and operation of the airport by any agency or person other than the sponsor or an employee of the sponsor, the sponsor will reserve sufficient rights and authority to insure that the airport will be operated and maintained in accordance with the Airport and Airway Improvement
     Act of 1982, the regulations and the terms, conditions and assurances in the grant agreement and shall insure that such arrangement also requires compliance therewith.

6.Consistency with Local Plans. The project is reasonably consistent with plans (existing at the time of submission of this application) of public agencies that are authorized by the State in which the project is located to plan for the development of the area surrounding the airport. For noise compatibility program projects, other than land acquisition, to be carried out on property not owned by the airport and over which property another agency has land use control or authority, the sponsor shall obtain from each such agency a written declaration that such agency supports the project and the project is reasonably consistent with the agency's plans regarding the property.

7.Consideration of Local Interest. It has given fair consideration to the interest of communities in or near where the project may be located.

8.Consultation with Users. In making a decision to undertake any airport development project under the Airport and Airway Improvement Act of 1982, it has undertaken reasonable consultations with affected parties using the airport at which project is proposed.

9.Public Hearings. In projects involving the location of an airport, an airport runway, or a major runway extension, it has afforded the opportunity for public hearings for the purpose of considering the economic, social, and environmental effects of the airport or runway location and its consistency with goals and objectives of such planning as has been carried out by the community and it shall, when requested by the Secretary, submit a copy of the transcript of such hearings to the Secretary. Further, for such projects, it has on its management board either voting representation from the communities where the project is located or has advised the communities that they have the right to petition the Secretary concerning a proposed project.

10.Air and Water Quality Standards. In projects involving airport location, a major runway extension, or runway location it will provide for the Governor of the state in which the project is located to certify in writing to the Secretary that the project will be located, designed, constructed, and operated so as to comply with applicable air and water quality standards, In any case where such standards have not been approved and where applicable air and water quality standards have been promulgated by the Administrator of the Environmental Protection Agency, certification shall be obtained from such Administrator. Notice of certification or refusal to certify shall be provided within sixty (60) days after the project application has been received by the Secretary.

11.Pavement Preventive Maintenance. With respect to a project approved after January 1, 1995, for the replacement or reconstruction of pavement at the airport, it assures or certifies that it has implemented an effective airport pavement maintenance-management program and it assures that it will use such program for the useful life of any pavement constructed, reconstructed or repaired with Federal financial assistance at the airport. It will provide such reports on pavement condition and pavement management programs as the Secretary determines may be useful.

12.Terminal Development Prerequisites. For projects which include terminal development at a public airport, it has, on the date of submittal of the project grant application, all the safety equipment required for certification of such airport under section 612 of the Federal Aviation Act of 1958 and all the security equipment required by rule or regulation, and has provided for access to the passenger enplaning and deplaning area of such airport to passengers enplaning and deplaning from aircraft other than air carrier aircraft.

13.Accounting System, Audit, and Recordkeeping Requirements.

        a.It shall keep all project accounts and records which fully disclose the amount and disposition by the recipient of the proceeds of the grant, the total cost of the project in connection with which the grant is given or used, and the amount or nature of that portion of the cost of the project supplied by other sources, and such other financial records pertinent to the project. The accounts and records shall be kept in accordance with an accounting system that will facilitate an effective audit in accordance with the Single
  Audit Act of 1984.

        b.It shall make available to the Secretary and the Comptroller
         General of the United States, or any of their duly authorized representatives, for the purpose of audit and examination, any books, documents, papers, and records of the recipient that are pertinent to the grant. The Secretary may require that an appropriate audit be conducted by a recipient. In any case in which an independent audit is made of the accounts of a sponsor relating to the disposition of the proceeds of a grant or relating to the project in connection with which the grant was given or used, it shall file a certified copy of such audit with the
Comptroller General of the United States not later than six (6) months following the close of the fiscal year for which the audit was made.

14.Minimum Wage Rates. It shall include, in all contracts in excess of $2,000 for work on any projects funded under the grant agreement which involve labor, provisions establishing minimum rates of wages, to be predetermined by the Secretary of Labor, in accordance with the Davis Bacon Act, as amended (40 U.S.C. 276a-276a-5), which contractors shall pay to skilled and unskilled labor, and such minimum rates shall be stated in the invitation for bids and shall be included in proposals or bids for the work.

15.Veteran's Preference. It shall include in all contracts for work on any project funded under the grant agreement which involve labor, such provisions as are necessary to insure that, in the employment of labor (except in executive, administrative, and supervisory positions), preference shall be given to Veterans of the Vietnam era and disable veterans as defined in
Section 515(c)(1) and (2) of the Airport and Airway Improvement Act of 1982. However, this preference shall apply only where the individuals are available and qualified to perform the work to which the employment relates.

16.Conformity to Plans and Specifications. It will execute the project subject to plans, specification, and schedules approved by the Secretary. Such plans, specifications, and schedules shall be submitted to the Secretary prior to commencement of site preparation, construction, or other performance under this grant agreement, and, upon approval of the Secretary, shall be incorporated into this grant agreement. Any modification to the approved plans, specifications, and schedules shall also be subject to approval of the Secretary, and incorporated into the grant agreement.

17.Construction Inspection and Approval. It will provide and maintain competent technical supervision at the construction site throughout the project to assure that the work conforms to the plans, specification, and schedules approved by the Secretary for the project. It shall subject the construction work on any project contained in an approved project application to inspection and approval by the Secretary and such work shall be in accordance with regulations and procedures prescribed by the Secretary. Such regulations and procedures shall require such cost and progress reporting by the sponsor or sponsors of such project as the Secretary shall deem necessary.

18.Planning Projects.  In carrying out planning projects:

        a.It will execute the project in accordance with the approved program narrative contained in the project application or with the modifications similarly approved.

        b.It will furnish the Secretary with such periodic reports as required pertaining to the planning project and planning work activities.

        c.It will include in all published material prepared in connection with the planning project a notice that the material was prepared under a grant provided by the United States.

        d.It will make such material available for examination by the public, and agrees that no material prepared with funds under this project shall be subject to copyright in the United States or any other country.

        e.It will give the Secretary unrestricted authority to publish, disclose, distribute, and otherwise use any of the material prepared in connection with this grant.

        f.It will grant the Secretary the right to disapprove the sponsor's employment of specific consultants and their subcontractors to do all or any part of this project as well as the right to disapprove the proposed scope and cost of professional services.

        g.It will grant the Secretary the right to disapprove the use of the sponsor's employees to do all or any part of the project.

        h.It understands and agrees that the Secretary's approval of this project grant or the Secretary's approval of any planning material developed as part of this grant does not constitute or imply any assurance or commitment on the part of the Secretary to approve any pending or future application for a Federal airport grant.

19.Operation and Maintenance.

        a.It will suitably operate and maintain the airport and all facilities thereon or connected therewith, with due regard to climatic and flood conditions.  Any proposal to temporarily close the airport for nonaeronautical purposes must first be approved by the Secretary.  The airport and all facilities which are necessary to serve the aeronautical users of the airport, other than facilities owned or controlled by the United States, shall be operated at all times in a safe and serviceable condition and in accordance with the minimum standards as may be required or prescribed by applicable Federal, state and local agencies for maintenance and operation. It will not cause or permit any activity or action thereon which would interfere with its use for airport purposes.

          In furtherance of this assurance, the sponsor will have in effect at all times arrangements for-
            (1) Operating the airport's aeronautical facilities whenever required;
            (2) Promptly marking and lighting hazards resulting from airport conditions, including temporary conditions; and
            (3) Promptly notifying airmen of any condition affecting aeronautical use of the airport.

          Nothing contained herein shall be construed to require that the airport be operated for aeronautical use during temporary periods when snow, flood or other climatic conditions interfere with such operation and maintenance. Further, nothing herein shall be construed as requiring the maintenance, repair, restoration, or replacement of any structure or facility which is substantially damaged or destroyed due to an act of God or other condition or circumstance beyond the control of the sponsor.

        b.It will suitably operate and maintain noise compatibility program items that it owns or controls upon which Federal funds have been expended.

20.Hazard Removal and Mitigation. It will take appropriate action to assure that such terminal airspace as is required to protect instrument and visual operations to the airport (including established minimum flight altitudes) will be adequately cleared and protected by removing, lowering, relocating, marking, or lighting or otherwise mitigating existing airport hazards and by preventing the establishment or creation of future airport hazards.

21.Compatible Land Use. It will take appropriate action, including the adoption of zoning laws, to the extent reasonable, to restrict the use of land adjacent to or in the immediate vicinity of the airport to activities and purposes compatible with normal airport operations, including landing and takeoff of aircraft. In addition, if the project is for noise compatibility program implementation, it will not cause or permit any change in land use, within its jurisdiction, that will reduce its compatibility, with respect to the airport of the noise compatibility program measures upon which Federal funds have been expended.

22.Economic Nondiscrimination.
        a.It will make its airport available as an airport for public use on fair and reasonable terms and without unjust discrimination, to all types, kinds and classes of aeronautical use.

        b.In any agreement, contract, lease, or other arrangement under which a right or privilege at the airport is granted to any person, firm, or corporation to conduct or engage in any aeronautical activity for furnishing services to the public at the airport, the sponsor will insert and enforce provisions requiring the contractor to-

             (1)furnish said services on a fair, reasonable, and not unjustly discriminatory basis to all users thereof, and

             (2)charge fair, reasonable, and not unjustly discriminatory prices for each unit or service, provided that the contractor may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

        c.Each fixed-based operator at any airport owned by the sponsor shall be subject to the same rates, fees, rentals, and other charges as are uniformly applicable to all other fixed-based operators making the same or similar uses of such airport and utilizing the same or similar facilities.

        d.Each air carrier using such airport shall have the right to service itself or to use any fixed-based operator that is authorized or permitted by the airport to serve any air carrier at such airport.

        e.Each air carrier using such airport (whether as a tenant, nontenant, or subtenant of another air carrier tenant) shall be subject to such nondiscriminatory and substantially comparable rules, regulations, conditions, rates, fees, rentals, and other charges with respect to facilities directly and substantially related to providing air transportation as are applicable to all such air carriers which make similar use of such airport and utilize similar facilities, subject to reasonable classifications such as tenants or nontenants and signatory carriers and nonsignatory carriers. Classification or status as tenant or signatory shall not be unreasonably withheld by any airport provided an air carrier assumes obligations substantially similar to those already imposed on air carriers in such classification or status.

        f.It will not exercise or grant any right or privilege which operates to prevent any person, firm, or corporation operating aircraft on the airport; from performing any services on its own aircraft with its own employees (including, but not limited to maintenance, repair, and fueling) that it may choose to perform.

        g.In the event the sponsor itself exercises any of the rights and privileges referred to in this assurance, the services involved will be provided on the same conditions as would apply to the furnishing of such services by contractors or concessionaires of the sponsor under these provisions.

        h.The sponsor may establish such fair, equal, and not unjustly discriminatory conditions to be met by all users of the airport as may be necessary for the safe and efficient operation of the airport.

        i.The sponsor may prohibit or limit any given type, kind or class of aeronautical use of the airport or necessary to serve the civil aviation needs of the public.

23.Exclusive Rights. It will permit no exclusive right for the use of the airport by any person providing, or intending to provide, aeronautical services to the public. For purposes of this paragraph, the providing of the services at an airport by a single fixed-based operator shall not be construed as an exclusive right if both of the following apply:

        a.It would be unreasonably costly, burdensome, or impractical for more than one fixed-based operator to provide such services, and

        b.If allowing more than one fixed-based operator to provide such services would require the reduction of space leased pursuant to an existing agreement between such single fixed-based operator and such airport.

It further agrees that it will not, either directly or indirectly, grant or permit any person, firm, or corporation, the exclusive right at the airport to conduct any aeronautical activities, including, but not limited to charter flights, pilot training, aircraft rental and sightseeing, aerial photography, crop dusting, aerial advertising and surveying, air carrier operations, aircraft sales and services, sale of aviation petroleum products whether or not conducted in conjunction with other aeronautical activity, repair and maintenance of aircraft, sale of aircraft parts, and any other activities which because of their direct relationship to the operation of aircraft can be regarded as an aeronautical activity, and that it will terminate any exclusive right to conduct an aeronautical activity now existing at such an airport before the grant of any assistance under the Airport and Airway Improvement Act of 1982.

24.Fee and Rental Structure. It will maintain a fee and rental structure consistent with Assurance 22 and 23 for the facilities and services being provided the airport users which will make the airport as self-sustaining as possible under the circumstances existing at the particular airport, taking into account such factors as the volume of traffic and economy of collection. No part of the Federal share of an airport development, airport planning or noise compatibility project for which a grant is made under the Airport and Airway Improvement Act of 1982, the Federal Airport Act or the Airport and Airway Development Act of 1970 shall be included in the rate basis in establishing fees, rates, and charges for users of that airport.

25.Airport Revenues. If the airport is under the control of a public agency, all revenues generated by the airport and any local taxes on aviation fuel established after December 30, 1987, will be expended by it for the capital or operating costs of the airport; the local airport system; or other local facilities which are owned or operated by the owner or operator of the airport and directly and substantially related to the actual air transportation of passengers or property; or for noise mitigation purposes on or off the airport. Provided, however, that if covenants or assurances in debt obligations issued before September 3, 1982, by the owner or operator of the airport, or provisions enacted before September 3, 1982, in governing statutes controlling the owner or operator's financing, provide for the use of the revenues from any of the airport owner or operator's facilities, including the airport, to support not only the airport but also the airport owner or operator's general debt obligations or other facilities, then this limitation on the use of all revenues generated by the airport (and, in the case of a public airport, local taxes on aviation fuel) shall not apply.

26.Reports and Inspections.  It will:

     (a)submit to the Secretary such annual or special financial and operations reports as the Secretary may reasonably request and make such reports available to the public;

     (b)make available to the public at reasonable times and places a report of the airport budget in a format prescribed by the Secretary;

     (c)for airport development projects, make the airport and all airport records and documents affecting the airport, including deeds, leases, operation and use agreements, regulations and other instruments, available for inspection by any duly authorized agent of the Secretary upon reasonable request;

     (d)for noise compatibility program projects, make records and documents relating to the project and continued compliance with the terms, conditions, and assurances of the grant agreement including deeds, leases, agreements, regulations, and other instruments, available for inspection by any duly authorized agent of the Secretary upon reasonable request; and

     (e)in a format prescribed by the Secretary, provide to the Secretary and make available to the public, not later than sixty (60) days following each of its fiscal years, ending after March 1, 1995, an annual report listing in detail:

        (i)all amounts paid by the airport to any other unit of government and the purposes for which each such payment was made; and

        (ii)all services and property provided by the airport to other units of government and the amount of compensation received for provision of each such service and property.

27.Use by Government Aircraft. It will make available all of the facilities of the airport developed with Federal financial assistance and all those usable for landing and takeoff of aircraft to the United States for use by Government aircraft in common with other aircraft at all times without charge, except, if the use by Government aircraft is substantial, charge may be made for a reasonable share, proportional to such use, for the cost of operating and maintaining the facilities used. Unless otherwise determined by the Secretary, or otherwise agreed to by the sponsor and the using agency, substantial use of an airport by Government aircraft will be considered to exist when operations of such aircraft are in excess of those which, in the opinion of the Secretary, would unduly interfere with use of the landing areas by other authorized aircraft, or during any calendar month that-

        a.Five (5) or more Government aircraft are regularly based at the airport or on land adjacent thereto; or

        b.The total number of movements (counting each landing as movement)
         of Government aircraft is 300 or more, or the gross accumulative weight of Government aircraft using the airport (the total movement of Government aircraft multiplied by gross weights of such aircraft) is in excess of five million pounds.

28.Land for Federal Facilities. It will furnish without cost to the Federal Government for use in connection with any air traffic control or air navigation activities, or weather-reporting and communication activities related to air traffic control, any areas of land or water, or estate therein, or rights in buildings of the sponsor as the Secretary considers necessary or desirable for construction, operation, and maintenance at Federal expense of space or facilities for such purposes. Such areas or any portion thereof will be made available as provided herein within four (4) months after receipt of a written request from the Secretary.

29.Airport Layout Plan.

        a.It will keep up to date at all times an airport layout plan of the airport showing (1) boundaries of the airport and all proposed additions thereto, together with the boundaries of all offsite areas owned or controlled by the sponsor for airport purposes and proposed additions thereto; (2) the location and nature of all existing and proposed airport facilities and structures (such as runways, taxiways, aprons, terminal buildings, hangars and roads), including all proposed extensions and reductions of existing airport facilities; and (3) the location of all existing and proposed nonaviation areas and of all existing improvements thereon. Such airport layout plans and each amendment, revision, or modification thereof, shall be subject to the approval of the Secretary which approval shall be evidenced by the signature of a duly authorized representative of the Secretary on the face of the airport layout plan. The sponsor will not make or permit any changes or alterations in the airport or any of its facilities which are not in conformity with the airport layout plan as approved by the Secretary and which might, in the opinion of the Secretary, adversely affect the safety, utility or efficiency of the airport.

        b.If a change or alteration in the airport or the facilities is made which the Secretary determines adversely affects the safety, utility, or efficiency of any federally owned, leased, or funded property on or off the airport and which is not in conformity with the airport layout plan as approved by the Secretary, the owner or operator will, if requested by the Secretary (1) eliminate such adverse effect in a manner approved by the Secretary; or (2) bear all costs of relocating such property (or replacement thereof) to a site acceptable to the Secretary and all costs of restoring such property (or replacement thereof) to the level of safety, utility, efficiency, and cost of operation existing before the unapproved change in the airport or its facilities.

30.Civil Rights. It will comply with such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefitting from funds received from this grant. This assurance obligates the sponsor for the period during which Federal financial assistance is extended to the program, except where Federal financial assistance is to provide, or is in the form of personal property or real property or interest therein or structures or improvements thereon in which case the assurance obligates the sponsor or any transferee for the longer of the following periods: (a) the period during which the property is used for a purpose for which Federal financial assistance is extended, or for another purpose involving the provision of similar services or benefits, or (b) the period during which the sponsor retains ownership or possession of the property.

31.Disposal of Land.
        a.For land purchased under a grant for airport noise compatibility purposes, it will dispose of the land, when the land is no longer needed for such purposes, at fair market value, at the earliest practicable time. That portion of the proceeds of such disposition which is proportionate to the United States' share of acquisition of such land will, at the discretion of the Secretary, 1) be paid to the Secretary for deposit in the Trust Fund, or 2) be reinvested in an approved noise compatibility project as prescribed by the Secretary.

        b.(1)For land purchased under a grant for airport development purposes (other than noise compatibility), it will, when the land is no longer needed for airport purposes, dispose of such land at fair market value or make available to the Secretary an amount equal to the United States' proportionate share of the fair market value of the land. That portion of the proceeds of such disposition which is proportionate to the United States' share of the cost of acquisition of such land will, (a) upon application to the Secretary, be reinvested in another eligible airport improvement project or projects approved by the Secretary at that airport or within the national airport system, or (b) be paid to the Secretary for deposit in the Trust Fund if no eligible project exists.

          (2)Land shall be considered to be needed for airport purposes under this assurance if (a) it may be needed for aeronautical purposes including runway protection zones) or serve as noise buffer land, and (b) the revenue from interim uses of such land contributes to the financial self-sufficiency of the airport. Further, land purchased with a grant received by an airport operator or owner before December 31, 1987, will be considered to be needed for airport purposes if the Secretary or Federal agency making such grant before December 31, 1987, was notified by the operator or owner of the uses of such land, did not object to such use, and the land continues to be used for that purpose, such use having commenced no later than December 15, 1989.

        c.Disposition of such land under (a) or (b) will be subject to the retention or reservation of any interest or right therein necessary to ensure that such land will only be used for purposes which are compatible with noise levels associated with operation of the airport.

32.Engineering and Design Services. It will award each contract, or sub-contract for program management, construction management, planning studies, feasibility studies, architectural services, preliminary engineering, design, engineering, surveying, mapping or related services with respect to the project in the same manner as a contract for architectural and engineering services is negotiated under Title IX of the Federal Property and Administrative Services Act of 1949 or an equivalent qualifications-based requirement prescribed for or by the sponsor of the airport.

33.Foreign Market Restrictions. It will not allow funds provided under this grant to be used to fund any project which uses any product or service of a foreign country during the period in which such foreign country is listed by the United States Trade Representative as denying fair and equitable market opportunities for products and suppliers of the United States in procurement and construction.

34.Policies, Standards, and Specifications. It will carry out the project in accordance with policies, standards, and specifications approved by the Secretary including but not limited to the advisory circulars listed in the Current FAA Advisory Circulars for AIP projects, dated ____________ and included in this grant, and in accordance with applicable state policies, standards, and specifications approved by the Secretary.

35.Relocation and Real Property Acquisition. (1) It will be guided in acquiring real property, to the greatest extent practicable under State law, by the land acquisition policies in Subpart B of 49 CFR Part 24 and will pay or reimburse property owners for necessary expenses as specified in Subpart B.
(2) It will provide a relocation assistance program offering the services described in Subpart C and fair and reasonable relocation payments and assistance to displaced persons as required in Subpart D and E of 49 CFR Part
24. (3) It will make available within a reasonable period of time prior to displacement, comparable replacement dwellings to displaced persons in accordance with Subpart E of 49 CFR Part 24.

                                  EXHIBIT H
                                      to
                             AIRPORT USE AGREEMENT
                                     among
                      City of Kinston, County of Lenoir,
                        Lenoir County/City of Kinston,
                              Airport Commission
                                      and
                   North Carolina Global TransPark Authority
                                      and
                           Mountain Air Cargo, Inc.
                         Dated as of November 16, 1995
                            ______________________

                              Reverter to Grantor

REVERTER: All right, title, claim, and interest of Grantee to the property conveyed herein and all improvements then located thereon shall revert, ipso facto, to Grantor upon the happening of any of the events set out below, and thereafter Grantee shall have no further right, title, claim, or interest in such property or such improvements:

     1.If Grantee shall fail to exercise the right of option contained in that certain Option Agreement and Offer to Transfer dated October 13, 1992, between Grantor and Grantee, within the time limits specified therein, or any extension thereof (hereinafter called the "Option Period"). With respect to said Option and Agreement and Offer to
  Transfer, a Memorandum of Option to Purchase is filed in Book 962, at Page 285, in the office of the Register of Deeds of Lenoir County,
North Carolina.

     2.If, during the Option Period, Grantee, or its successor agency in function, shall be dissolved or if the statutory purposes of Grantee, or its successor agency in function, shall be changed substantially by action of the General Assembly of North Carolina from those purposes set forth in N.C. Gen. Stat. Chapter 63A, as the same may be amended from time to time.

     3.If Grantee shall use the property conveyed herein for any purpose other than aviation or aeronautical purposes as such terms may be interpreted, from time to time, by the Federal Aviation
    Administration, or its successor agency in function.

                                  EXHIBIT I
                                      to
                             AIRPORT USE AGREEMENT
                                     among
                      City of Kinston, County of Lenoir,
                        Lenoir County/City of Kinston,
                              Airport Commission
                                      and
                   North Carolina Global TransPark Authority
                                      and
                           Mountain Air Cargo, Inc.
                         Dated as of November 16, 1995
                            ______________________

                         Nondiscrimination in Airport
                           Employment Opportunities


The Companies assure that they will comply with pertinent statutes, executive orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This provision obligates the Companies for the period during which Federal assistance is extended to the Airport program, except where Federal assistance is to provide, or is in the form of personal property or real property or an interest therein or structures or improvements thereon. In these cases, this provision obligates the Companies for the longer of the following periods: (a) the period during which the property is used by the Foundation or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (b) the period during which the Foundation or any transferee retains ownership or possession of the property. In the case of contractors, this provision binds the contractors from the bid solicitation period through the completion of the contract

It is unlawful for airport operators and their lessees, tenants, concessionaires and contractors to discriminate against any person because of race, color, national origin, sex, creed, or handicap in public services and employment opportunities.

                                  EXHIBIT J
                                      to
                             AIRPORT USE AGREEMENT
                                     among
                      City of Kinston, County of Lenoir,
                        Lenoir County/City of Kinston,
                              Airport Commission
                                      and
                   North Carolina Global TransPark Authority
                                      and
                           Mountain Air Cargo, Inc.
                         Dated as of November 16, 1995
                            ______________________

           Disadvantaged Business Enterprises - Required Statements


Policy. It is the policy of the Department of Transportation that disadvantaged business enterprises as defined in 49 CFR Part 23 shall have the maximum opportunity to participate in the performance of leases as defined in 49 CFR Part 23.5. Consequently, these leases are subject to 49 CFR Part 23 as applicable.

Companies' Obligations. The Companies hereby assure that no person shall be excluded from participation in, denied the benefits of or otherwise discriminated against in connection with the award and performance of any contract, including leases, covered by 49 CFR Part 23 on the grounds of race, color, national origin or sex.

Sublease Clause. The Companies hereby assure that they will include the above clauses in all subleases and cause sublessees to similarly include such clauses in further subleases.